                                CREDIT AGREEMENT



                                      Among


                            TYLER TECHNOLOGIES, INC.
                                  as Borrower,


                           THE FINANCIAL INSTITUTIONS
                         NAMED IN THIS CREDIT AGREEMENT
                                    as Banks,

                              BANK OF AMERICA, N.A.
                             as Agent for the Banks

                            CHASE BANK OF TEXAS, N.A.
                            as the Syndication Agent,

                              BANK ONE, TEXAS, N.A.
                           as the Documentation Agent,

                                       and

                         BANC OF AMERICA SECURITIES LLC
                        as Lead Arranger and Book Manager



                                  $100,000,000



                                 October 1, 1999

                                             TABLE OF CONTENTS


ARTICLE 1.        DEFINITIONS AND ACCOUNTING TERMS.......................................................1
         1.1      Certain Defined Terms..................................................................1
         1.2      Computation of Time Periods...........................................................17
         1.3      Accounting Terms; Preparation of Financial Statements.................................17
         1.4      Interpretation........................................................................18

ARTICLE 2.        CREDIT FACILITIES.....................................................................18
         2.1      Revolving Loan Facility...............................................................18
         2.2      Letter of Credit Facility.............................................................22
         2.3      Swing Line Facility...................................................................26
         2.4      Fees..................................................................................27
         2.5      Interest..............................................................................27
         2.6      Breakage Costs........................................................................29
         2.7      Increased Costs.......................................................................30
         2.8      Illegality............................................................................31
         2.9      Market Failure........................................................................31
         2.10     Payment Procedures and Computations...................................................31
         2.11     Taxes.................................................................................33
         2.12     Replacement of Bank in Event of Adverse Condition.....................................35

ARTICLE 3.        CONDITIONS PRECEDENT..................................................................35
         3.1      Conditions Precedent to Initial Extensions of Credit..................................35
         3.2      Conditions Precedent to Each Extension of Credit......................................36

ARTICLE 4.        REPRESENTATIONS AND WARRANTIES........................................................37
         4.1      Organization..........................................................................37
         4.2      Authorization.........................................................................37
         4.3      Enforceability........................................................................37
         4.4      Absence of Conflicts and Approvals....................................................37
         4.5      Investment Companies..................................................................38
         4.6      Public Utilities......................................................................38
         4.7      Financial Condition...................................................................38
         4.8      Condition of Assets...................................................................38
         4.9      Litigation............................................................................39
         4.10     Subsidiaries..........................................................................39
         4.11     Laws and Regulations..................................................................39
         4.12     Environmental Compliance..............................................................39
         4.13     ERISA.................................................................................40
         4.14     Taxes.................................................................................40
         4.15     True and Complete Disclosure..........................................................40
         4.16     Year 2000.............................................................................40

ARTICLE 5.        COVENANTS.............................................................................41
         5.1      Organization..........................................................................41
         5.2      Reporting.............................................................................41
         5.3      Inspection............................................................................43
         5.4      Use of Proceeds.......................................................................43
         5.5      Financial Covenants...................................................................44
         5.6      Debt..................................................................................45
         5.7      Liens.................................................................................45
         5.8      Other Obligations.....................................................................45
         5.9      Corporate Transactions................................................................46
         5.10     Distributions.........................................................................47
         5.11     Transactions with Affiliates..........................................................47
         5.12     Insurance.............................................................................47
         5.13     Investments...........................................................................48
         5.14     Lines of Business.....................................................................48
         5.15     Compliance with Laws..................................................................49
         5.16     Environmental Compliance..............................................................49
         5.17     ERISA Compliance......................................................................49
         5.18     Payment of Certain Claims.............................................................49
         5.19     New and Excluded Subsidiaries; Excluded Collateral....................................49

ARTICLE 6.        DEFAULT AND REMEDIES..................................................................50
         6.1      Events of Default.....................................................................50
         6.2      Termination of Revolving Loan Commitments.............................................52
         6.3      Acceleration of Credit Obligations....................................................52
         6.4      Cash Collateralization of Letters of Credit...........................................52
         6.5      Default Interest......................................................................52
         6.6      Right of Setoff.......................................................................53
         6.7      Actions Under Credit Documents........................................................53
         6.8      Remedies Cumulative...................................................................53
         6.9      Application of Payments...............................................................53

ARTICLE 7.  THE AGENT AND THE ISSUING BANK..............................................................54
         7.1      Authorization and Action..............................................................54
         7.2      Reliance, Etc.........................................................................54
         7.3      Affiliates............................................................................55
         7.4      Bank Credit Decision..................................................................55
         7.5      Expenses..............................................................................55
         7.6      Indemnification.......................................................................56
         7.7      Successor Agent and Issuing Bank......................................................56
         7.8      Syndication Agent and Documentation Agent.............................................57

ARTICLE 8.        MISCELLANEOUS.........................................................................57
         8.1      Expenses..............................................................................57
         8.2      Indemnification.......................................................................57
         8.3      Modifications, Waivers, and Consents..................................................57
         8.4      Survival of Agreements................................................................58
         8.5      Assignment and Participation..........................................................58
         8.6      Notice................................................................................60
         8.7      Choice of Law.........................................................................61
         8.8      Forum Selection.......................................................................61
         8.9      Service of Process....................................................................61
         8.10     Waiver of Jury Trial..................................................................62
         8.11     Counterparts..........................................................................62
         8.12     No Further Agreements.................................................................62

EXHIBITS

    Exhibit A     -   Form of Compliance Certificate
    Exhibit B     -   Form of Revolving Loan Borrowing Request
    Exhibit C     -   Form of Interest Rate Election Request
    Exhibit D     -   Form of Revolving Loan Note
    Exhibit E     -   Form of Assignment and Acceptance
    Exhibit F     -   Closing Documents List
    Exhibit G     -   Form of Acquisition EBITDA Certificate


SCHEDULES

    Schedule I    -   Administrative Information (Borrower; Agent; Banks)
    Schedule II   -   Disclosures (Existing Debt, Investments, and Subsidiaries)
    Schedule III  -   Certain Excluded Charges
    Schedule IV   -   Existing Letters of Credit

                                CREDIT AGREEMENT


         This Credit Agreement dated as of October 1, 1999, is among Tyler Technologies, Inc., a Delaware corporation, as Borrower, the financial institutions named herein, as Banks, Bank of America, N.A., as Agent for the Banks, Chase Bank of Texas, N.A., as the Syndication Agent, Bank One, Texas, N.A., as Documentation Agent and Banc of America Securities LLC, as Lead Arranger and Book Manager.

         The parties hereto agree as follows:

ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS.

         1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquired Entity" means any Person or group of Persons or any related group of assets, liabilities, or securities of any Person or group of Persons, including any division, branch, or business unit of any Person or group of Persons, that has been completely or substantially acquired by the Restricted Parties in an Acquisition.

         "Acquisition" means the direct or indirect purchase or acquisition, whether in one or more related transactions, of any Person or group of Persons or of all or substantially all of any related group of assets, liabilities, or securities of any Person or group of Persons (excluding purchases of inventory and equipment in the ordinary course of business).

         "Acquisition EBITDA Certificate" means a certificate executed by a Responsible Officer of the Borrower in substantially the form of Exhibit G, certifying a detailed calculation of the consolidated Proforma EBITDA of the Borrower.

         "Adjusted Base Rate" means, for any day, the fluctuating rate per annum of interest equal to the Applicable Margin plus the greater of (a) the Prime Rate in effect on such day or (b) the Federal Funds Rate in effect on such day plus 0.50%.

         "Additional Commitments" has the meaning specified in Section
2.1(a)(ii).

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.

         "Agent" means Bank of America, N.A., in its capacity as an agent pursuant to Article 7, and any successor agent pursuant to Section 7.7.

         "Agent Fee Letter" means the letter agreement dated as of September 30, 1999 between the Borrower and the Agent regarding certain fees owed by the Borrower to the Agent in connection with this Agreement.

         "Agreement" means this Credit Agreement.

         "Applicable Margin" means, with respect to interest rates, unused commitment fees, and letter of credit fees and as of any date of its determination, the percentage amount set forth in the table below opposite the then applicable consolidated Debt Ratio of the Borrower (determined as provided below):


                                   Applicable Margin
                                   LIBOR Tranches and        Applicable Margin     Applicable Margin
         Debt Ratio                Letter of Credit Fee      Base Rate Tranches     Commitment Fee
         ----------                --------------------      ------------------    -----------------
         < 1.25                           2.25%                   0.25%                 0.50%
         -
         < 1.75 but > 1.25                2.50%                   0.50%                 0.50%
         -
         < 2.25 but > 1.75                2.75%                   0.75%                 0.50%
         -
         < 2.75 but > 2.25                3.00%                   1.00%                 0.50%
         -
         > 2.75                           3.25%                   1.25%                 0.50%

Until the delivery of the December 31, 1999, financial statements to the Agent pursuant to Section 5.2(a), the consolidated Debt Ratio of the Borrower shall be deemed to be greater than 2.75 to 1.00 solely for the purpose of determining the Applicable Margin. Thereafter, the consolidated Debt Ratio and the resulting Applicable Margin shall be periodically redetermined by the Agent based upon the most recent Compliance Certificate delivered to the Agent pursuant to Section 5.2(a) or Section 5.2(b).

Any adjustments to the Applicable Margin resulting from redetermining the consolidated Debt Ratio of the Borrower shall become effective on the 45th day following the last day of each fiscal quarter or on the 90th day following the last day of each fiscal year as applicable; provided, however, that if any such Compliance Certificate is not delivered when required hereunder, the Applicable Margin shall be deemed to be the maximum percentage amount in each table from such 45th or 90th day until such Compliance Certificate is received by the Agent.

Upon any change in the Applicable Margin, the Agent shall promptly notify the Borrower and the Banks of the new Applicable Margin.

         "Applicable Lending Office" means, with respect to each Bank and for any particular type of transaction, the office of such Bank set forth in
Schedule I to this Agreement (or in the applicable Assignment and Acceptance by which such Bank joined this Agreement) as its applicable lending office for such type of transaction or such other office of such Bank as such Bank may from time to time specify in writing to the Borrower and the Agent for such particular type of transaction.

         "Assignment and Acceptance" means an Assignment and Acceptance in substantially the form of Exhibit E executed by an assignor Bank, an assignee Bank, and the Agent, in accordance with Section 8.5.

         "BRC" means Business Resources Corporation, a Texas corporation.

         "BRC Loan Documents" means the BRC Note and the BRC Pledge Agreement and Guaranty.

         "BRC Note" means the $6,000,000 Note dated July 31, 1997 executed by Title Records Corporation in favor of Business Records Corporation.

         "BRC Pledge Agreement and Guaranty" means the Pledge Agreement and Guaranty dated as of July 31, 1997, by BRC and GRS in favor of Business Records Corporation.

         "Bank of America" means Bank of America, N.A. in its individual capacity.

         "Banks" means the lenders listed as Banks on the signature pages of this Agreement, each Bank that shall become a party to this Agreement pursuant to Section 2.1(a)(ii), and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 8.5(b).

         "Base Rate Tranche" shall mean any Tranche which bears interest based upon the Adjusted Base Rate, as determined in accordance with Section 2.5.

         "Borrower" means Tyler Technologies, Inc., a Delaware corporation.

         "Borrower Account" means the principal operating account of Borrower with the Agent or any other account of Borrower with the Agent which is designated as Borrower's "Borrower Account" in writing by the Borrower to the Agent.

         "Business Day" means any Monday through Friday during which commercial banks are open for business in Houston, Texas, Dallas, Texas, and, if the applicable Business Day relates to any LIBOR Tranche, on which dealings are carried on in the London interbank market.

         "Capital Expenditures" means, with respect to any Person and with respect to any period of its determination, the consolidated expenditures of such Person during such period that are required to be included in or are reflected by the consolidated property, plant, or equipment accounts of such Person, or any similar fixed asset or long term capitalized asset accounts of such Person, on the consolidated balance sheet of such Person in conformity with generally accepted accounting principles. Capital Expenditures shall not include, however, such expenditures deemed to have occurred as a result of any Acquisition.

         "Capital Leases" means, with respect to any Person, any lease of any property by such Person which would, in accordance with generally accepted accounting principles, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

         "Change of Control" means, with respect to the Borrower (a) the direct or indirect acquisition after the date hereof by any Person or related Persons constituting a "group" (as the term group is defined in Rule 13d under the Securities Exchange Act of 1934, as amended and modified) of (i) beneficial ownership of issued and outstanding shares of Voting Securities of the Borrower, the result of which acquisition is that such Person or such group possesses 30% or more of the combined voting power of all then-issued and outstanding Voting Securities of the Borrower or (ii) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors of the Borrower, or (b) the individuals who, at the beginning of any period of 12 consecutive months, constitute the Borrower's board of directors (together with any new director whose election by the Borrower's board of directors or whose nomination for election by the Borrower's stockholders entitled to vote thereon was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the Borrower's board of directors then in office.

         "CLT" means Cole-Layer-Trumble Company.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Collateral" means (a) all real property, fixtures, and equipment comprising the Borrower's headquarters in Dallas, Texas, (b) all personal property, all accounts, notes receivable, inventory, equipment, and general intangibles (including contractual rights to the payment of money and intellectual property rights), and (c) all ownership interests in the Subsidiaries of the Borrower, in each case other than Excluded Collateral.

         "Commonly Controlled Entity" means, with respect to any Person, any other Person which is under common control with such Person within the meaning of Section 414 of the Code.

         "Compliance Certificate" means a compliance certificate executed by a Responsible Officer of the Borrower in substantially the form of Exhibit A.

         "Credit Documents" means this Agreement, the Revolving Loan Notes, the Swing Line Note, the Letter of Credit Documents, the Guaranties, the Security Documents, the Interest Hedge Agreements, and each other agreement, instrument, or document executed at any time in connection with this Agreement.

         "Credit Obligations" means all principal, interest, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Borrower to the Agent and the Banks (or with respect to the Interest Hedge Agreements, any Affiliates of the Banks) under this Agreement, the Revolving Loan Notes, the Swing Line Note, the Letter of Credit Documents, and the other Credit Documents and any increases, extensions, and rearrangements of those obligations under any amendments, supplements, and other modifications of the documents and agreements creating those obligations.

         "Credit Parties" means the Borrower and the Guarantors.

         "Debt" means, with respect to any Person or group of Persons on a consolidated basis, without duplication, (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services (other than trade debt and normal operating liabilities incurred in the ordinary course of business), (d) obligations of such Person as lessee under Capital Leases, (e) obligations of such Person under or relating to letters of credit, guaranties, purchase agreements, or other creditor assurances assuring a creditor against loss in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) of this definition, and (f) nonrecourse indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) of this definition secured by any Lien on or in respect of any property of such Person. For the purposes of determining the amount of any Debt, the amount of any Debt described in clause (e) of the definition of Debt shall be valued at the maximum amount of the contingent liability thereunder and the amount of any Debt described in clause (f) that is not covered by clause (e) shall be valued at the lesser of the amount of the Debt secured or the book value of the property securing such Debt.

         "Debt Ratio" means, for any Person and as of any date of its determination, the ratio of (i) the consolidated Debt of the Person as of end of the fiscal quarter of such Person then most recently ended to (ii) the consolidated Proforma EBITDA of such Person for the four fiscal quarters of such Person then most recently ended.

         "Default" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Default Rate" means, with respect to any amount due hereunder, a per annum interest rate equal to (a) if such amount is either outstanding principal accruing interest based upon a rate established elsewhere in this Agreement or accrued but unpaid interest thereon, the sum of (i) the interest rate established elsewhere in this Agreement from time to time for such principal amount, including any applicable margin, plus (ii) 2.00% per annum or (b) in all other cases, the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Base Rate Tranches in effect from time to time plus 2.00% per annum.

         "Derivatives" means any swap, hedge, cap, collar, or similar arrangement providing for the exchange of risks related to price changes in any commodity, including money.

         "Documentation Agent" means Bank One, Texas, N.A.

         "Dollars or $" means lawful money of the United States of America.

         "EBIT" means, with respect to any Person and for any period of its determination, the consolidated net income of such Person for such period, plus the consolidated interest expense and income and franchise taxes of such Person for such period less extraordinary gains and interest income.

         "EBITDA" means, with respect to any Person and for any period of its determination, the EBIT of such Person for such period, plus the consolidated depreciation and amortization of such Person for such period plus, with respect to the Borrower, consolidated expenses that are listed on Schedule III for the applicable period.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Eligible Assignee" means, with respect to any assignment hereunder at the time of such assignment, any commercial bank organized under the laws of the United States or any of the countries parties to the Organization for Economic Cooperation and Development or any political subdivision of any thereof which has primary capital (or its equivalent) of not less than $250,000,000 and which maintains a branch or agency in the United States which shall be designated its Applicable Lending Office for non-LIBOR based transactions, is approved by the Agent, and, so long as no Event of Default exists, is approved by the Borrower, in either case, such approval not to be unreasonably withheld.

         "Environmental Law" means all federal, state, and local laws, rules, regulations, ordinances, orders, decisions, agreements, and other requirements now or hereafter in effect relating to the pollution, destruction, loss, or injury of the environment, the presence of any contaminant in the environment, the protection, cleanup, remediation, or restoration of the environment, the creation, handling, transportation, use, or disposal of any waste product in the environment, exposure of persons to any contaminant, waste, or hazardous substance in the environment, and the health and safety of employees in relation to their environment.

         "Event of Default" has the meaning specified in Section 6.1.

         "Excluded Collateral" means (a) the stock of Government Records Services, Inc., and Title Records Corporation and the assets of TRC which are set forth as "Excluded Collateral" in Schedule II of the Security Agreement which is executed in connection with this Agreement and is dated as of October 1, 1999, each until such time as the BRC Note has been paid or the BRC Pledge Agreement and Guaranty has been terminated and (b) the stock of

TPI and Swan and the assets of TPI and Swan, and (c) the stock of the Excluded Subsidiaries and the assets of the Excluded Subsidiaries.

         "Excluded Database Expenditures" means the Capital Expenditures of the Borrower and the other Restricted Entities (on a consolidated basis) in the applicable four consecutive fiscal quarters, for the development of the National Data Repository, a national database of public records, in an amount not to exceed, in any four consecutive fiscal quarters, $4,000,000.

         "Excluded Subsidiaries" means those Subsidiaries designated on Schedule II as Excluded Subsidiaries and the new Subsidiaries of the Borrower formed or acquired after the date of this Agreement that the Borrower elects to treat as Excluded Subsidiaries at the time of formation or acquisition; provided, however, that if (a) the combined assets of the Excluded Subsidiaries exceed 5% of the consolidated assets of the Borrower at the end of any fiscal quarter of the Borrower or (b) the combined revenues of the Excluded Subsidiaries exceed 5% of the consolidated revenues of the Borrower during any fiscal quarter of the Borrower, the Borrower must select Excluded Subsidiaries to cease to be Excluded Subsidiaries to the extent necessary to make the remaining Excluded Subsidiaries satisfy such requirements for the applicable fiscal quarter and take the actions set forth in Section 5.19(a) with respect to the Subsidiaries ceasing to be Excluded Subsidiaries.

         "Federal Funds Rate" means, for any period, a fluctuating per annum interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any of its successors.

         "Financial Statements" means the Borrower's consolidated audited and consolidating unaudited financial statements for the fiscal years ended on December 31, 1996, 1997, and 1998.

         "GRS" means Government Records Services, Inc.

         "Guaranties" means, collectively (a) the Guaranty dated as of October 1, 1999, made by the Guarantors in favor of the Agent and (b) any future guaranties executed by the Borrower or any Subsidiaries of the Borrower, in each case, guaranteeing the Credit Obligations.

         "Guarantors" means the Subsidiaries of the Borrower that are or become a party to any of the Guaranties.

         "Hazardous Materials" means any substance or material identified as a hazardous substance pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended and as now or hereafter in effect; any substance or material regulated as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended and as now or hereafter in effect; and any substance or material designated as a hazardous substance or hazardous waste pursuant to any other Environmental Law.

         "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to the relevant Bank which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Interest Hedge Agreements" means any swap, hedge, cap, collar, or similar arrangement between the Borrower and any Bank (or any Affiliate of any Bank) providing for the exchange of risks related to currency exchange rate changes or to price changes in the interest rate on the Revolving Loan Advances under this Agreement.

         "Interest Period" means, with respect to each LIBOR Tranche, the period commencing on the date of such LIBOR Tranche and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, or six months, in each case as the Borrower may select in the applicable Revolving Loan Borrowing Request or Interest Rate Election Request (unless there shall exist any Default or Event of Default, in which case the Borrower may only select one month Interest Periods); provided, however, that:

         (a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

         (b) any Interest Period which begins on the last Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

         (c) the Borrower may not select an Interest Period for any LIBOR Tranche which ends after any date when outstanding principal amounts of the Revolving Loan must be repaid unless, after giving effect to such selection, the aggregate outstanding principal amount of

Base Rate Tranches under the Revolving Loan and LIBOR Tranches under the Revolving Loan having Interest Periods which end on or before such repayment date shall be at least equal to or greater than the principal amount of the Revolving Loan due and payable on or before such date (and therefore in no event shall any Interest Period for any LIBOR Tranche extend beyond the Revolving Loan Maturity Date).

         "Interest Rate Election Request" means an Interest Rate Election Request in substantially the form of Exhibit C.

         "Interim Financial Statements" means the unaudited consolidated and consolidating interim financial statements of the Borrower dated as of June 30, 1999.

         "Issuing Bank" means Bank of America and any predecessor entity or bank which becomes the successor issuing bank pursuant to Section 7.7.

         "Letter of Credit" means any commercial or standby letter of credit issued by the Issuing Bank for the account of the Borrower pursuant to the terms of this Agreement.

         "Letter of Credit Application" means the Issuing Bank's standard form letter of credit application for either a commercial or standby letter of credit, as the case may be, which has been executed by a Borrower and accepted by the Issuing Bank in connection with the issuance of a Letter of Credit.

         "Letter of Credit Application Amendment" means the Issuing Bank's standard form application to amend a letter of credit for either a commercial or standby letter of credit, as the case may be, which has been executed by a Borrower and accepted by the Issuing Bank in connection with the increase or extension of a Letter of Credit.

         "Letter of Credit Collateral Account" means a special cash collateral account pledged to the Agent containing cash deposited pursuant to Sections 2.2(d) or 6.4 to be maintained with the Agent in accordance with Section 2.2(g).

         "Letter of Credit Documents" means all Letters of Credit, Letter of Credit Applications, Letter of Credit Application Amendments, and agreements, documents, and instruments entered into in connection with or relating thereto.

         "Letter of Credit Exposure" means, as of any date of its determination, the aggregate outstanding undrawn amount of Letters of Credit plus the aggregate of the reimbursement obligations of the Borrower under the Letter of Credit Applications and this Agreement.

         "Letter of Credit Sublimit" means $5,000,000.

         "LIBOR" means, for any LIBOR Tranche and its Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750

(or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) three Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Tranche for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) three Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "LIBOR Tranche" shall mean any Tranche which bears interest based upon the LIBOR, as determined in accordance with Section 2.5.

         "Lien" means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance, or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including any title retention for such purposes under any conditional sale agreement, any Capital Lease, or any other title transfer or retention agreement).

         "Majority Banks" means, at any time, Banks holding more than 67% of the then aggregate unpaid principal amount of the Revolving Loan Notes held by the Banks and the Letter of Credit Exposure of the Banks at such time; provided that if no such principal amount or Letter of Credit Exposure is then outstanding, "Majority Banks" shall mean Banks having more than 67% of the aggregate amount of the Revolving Loan Commitments at such time.

         "Material Adverse Change" means any material adverse change in the business, operations, or financial condition of the Borrower and its Subsidiaries on a consolidated basis.

         "Minimum Borrowing Amount" means $1,000,000 for each Base Rate Tranche and $5,000,000 for each LIBOR Tranche.

         "Minimum Borrowing Multiple" means $500,000 for each Base Rate Tranche and $1,000,000 for each LIBOR Tranche.

         "Minimum Tranche Amount" means $1,000,000 for each Base Rate Tranche and $5,000,000 for each LIBOR Tranche.

         "Minimum Tranche Multiple" means $500,000 for each Base Rate Tranche and $1,000,000 for each LIBOR Tranche.

         "Mortgages" means, collectively (a) the Deed of Trust dated as of October 1, 1999, executed by BRC in favor of the Agent granting the Agent a security interest in the real property and fixtures of BRC and (b) any future Deeds of Trust or Mortgages made by

Borrower or any of the Subsidiaries of the Borrower in favor of the Agent granting the Agent a security interest in the real property or fixtures of the Borrower or any of its Subsidiaries, in each case, to secure the Credit Obligations.

         "Net Cash Proceeds" means, the cash proceeds of a sale of a portion of the Collateral after payment of the costs of the sale and repayment of the Permitted Debt secured by a Permitted Lien on the Collateral which was sold.

         "Net Worth" means, with respect to any Person and as of any date of its determination, the consolidated stockholders' equity of such Person as determined in accordance with GAAP.

         "PBGC" means Pension Benefit Guaranty Corporation or its successor.

         "Permitted Debt" means all of the following Debt:

         (a) Debt in the form of the Credit Obligations;

         (b) Debt between Credit Parties;

         (c) Debt of the Borrower outstanding on the date of this Agreement that is disclosed on Schedule II and unpaid interest which has accrued or shall accrue on such Debt;

         (d) Debt of a wholly owned Subsidiary of the Borrower that becomes a Guarantor within 30 days of becoming a wholly owned Subsidiary, provided such debt is fully discharged within 30 days of such wholly owned Subsidiary becoming a Subsidiary of the Borrower;

         (e) Subordinated Debt up to an aggregate outstanding amount not to exceed $20,000,000; and

         (f) Debt other than that specified above in an aggregate outstanding amount not to exceed $10,000,000.

         "Permitted Investments" means all of the following investments:

         (a) (i) investments in wholly-owned Subsidiaries of the Borrower and
(ii) loans, advances, and other investments in Persons (other than those permitted in the preceding clause (i) and paragraphs (g), (h), and (i) of the definition of Permitted Investments) in an aggregate outstanding amount not to exceed $2,000,000;

         (b) (i) investments in the form of short term loans, guaranties, open accounts, and other extensions of trade credit in the ordinary course of business and (ii) expense advances to employees in the ordinary course of business for travel and lodging;

         (c) investments in commercial paper and bankers' acceptances maturing in twelve months or less from the date of issuance and which, at the time of acquisition are rated A-2 or better by Standard & Poor's Corporation and P-2 or better by Moody's Investors Services, Inc;

         (d) investments in direct obligations of the United States, or investments in any Person which investments are guaranteed by the full faith and credit of the United States, in either case maturing in twelve months or less from the date of acquisition thereof and repurchase agreements having a term of less than one year and fully collateralized by such obligations which are entered into (i) with any of the Banks, (ii) with any banks or trust companies described in clause (e) below, or (iii) with any brokerage companies having net worth in excess of $250,000,000;

         (e) investments in demand deposits, time deposits and certificates of deposit maturing within one year from the date such investment is made, issued by (i) any of the Banks or (ii) any bank or trust company organized under the laws of the United States or any state thereof having capital, surplus, and undivided profits aggregating at least $250,000,000 or a foreign branch thereof and whose long-term certificates of deposit are, at the time of acquisition thereof, rated A-2 by Standard & Poor's Corporation or Prime-2 by Moody's Investors Services, Inc.;

         (f) investments in money market funds which invest solely in the types of investments described in paragraphs (c) through (e) above;

         (g) investments outstanding on the date of this Agreement that are disclosed on Schedule II;

         (h) Permitted Debt; and

         (i) investments made in non wholly-owned entities provided the acquired interest in such entity is purchased with fully paid non assessable shares of Common Stock of the Borrower.

In valuing any investments for the purpose of applying the limitations set forth in this Agreement, such investments shall be taken at the original cost thereof (but without reduction for any subsequent appreciation or depreciation thereof) less any amount actually repaid or recovered on account of capital or principal (but without reduction for any offsetting investments made by the investee in the investor). For purposes of this Agreement, at any time when a corporation becomes a Subsidiary of the Borrower, all investments of such corporation at such time shall be deemed to have been made by such corporation at such time.

         "Permitted Liens" means all of the following Liens:

         (a) Liens securing the Credit Obligations;

         (b) Liens securing obligations existing on the date of this Agreement permitted under Clause (c) of the definition of Permitted Debt, provided that no such Lien secures any Debt incurred after the date of this Agreement or is spread to cover any property not covered by such Lien on the date of this Agreement;

         (c) Liens securing purchase money debt permitted under clause (f) of the definition of Permitted Debt on real property, equipment, or Capital Leases, provided that no such Lien secures any Debt other than the purchase money debt incurred in connection with the purchase or lease of such property or is spread to cover any property not purchased or leased in connection with the incurrence of such purchase money debt;

         (d) Liens arising in the ordinary course of business which are not incurred in connection with the borrowing of money, the obtaining of advances or credit, or payment of legal judgments and which do not materially detract from the value of any Restricted Entity's assets or materially interfere with any Restricted Entity's business, including such (i) Liens for taxes, assessments, or other governmental charges or levies; (ii) Liens in connection with worker's compensation, unemployment insurance, or other social security, old age pension, or public liability obligations; (iii) Liens in the form of legal or equitable encumbrances deemed to exist by reason of negative pledge covenants and other covenants or undertakings of like nature; (iv) Liens in the form of vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction, or other like Liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any property; (v) Liens in the form of zoning restrictions, easements, licenses, and other restrictions on the use of real property or minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of the applicable Restricted Entity or the value of such property; and (vi) Liens in the form of precautionary financing statements that have been filed to reflect operating leases (to the extent such filings could be considered Liens hereunder); and

         (e) Liens securing debt permitted under clause (d) or (f) of the definition of Permitted Debt originally incurred by an Acquired Entity prior to the Acquisition thereof on real property and equipment owned by such Acquired Entity prior to the Acquisition thereof provided that no such Lien secures any new Debt or is spread to cover any new property after the Acquisition thereof.

         "Permitted Minor Asset Sales" means sales of assets, other than in the ordinary course of business, that have a sales price totaling not more than $3,000,000 in any fiscal year.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

         "Plan" means any (a) employee medical benefit plan under Section 3(1) of ERISA, (b) employee pension benefit plan under Section 3(2) of ERISA, (c) multiemployer plan under Section 4001(a)(3) of ERISA, and (d) employee account benefit plan under Section 3(2) of ERISA.

         "Pledge Agreements" means, collectively (a) the Pledge Agreement dated as of October 1, 1999, made by the Borrower, Business Resources Corporation, and Interactive Computer Designs, Inc., in favor of the Agent granting the Agent a first lien and security interest in the stock of each Subsidiary (whether direct or indirect) of the Borrower (other than TPI, Swan, and the Excluded Subsidiaries) and (b) any future agreements granting the Agent a security interest in capital stock, partnership interests, or other membership interests of any Subsidiary (whether direct or indirect) of the Borrower, in each case, to secure the Credit Obligations.

         "Prime Rate" means, for any day, the fluctuating per annum interest rate in effect on such day equal to the rate of interest publicly announced by the Agent as its prime rate, whether or not the Borrower has notice thereof.

         "Proforma EBITDA" means, for any Person and any period of its determination, the consolidated EBITDA of such Person plus, to the extent not included in EBITDA, the consolidated EBITDA of Acquired Entities calculated pursuant to Section 1.3(c) hereof as if the Acquired Entities were owned by such Person during the full period of determination.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "ratable share" or "pro rata share" means, with respect to any Bank and as of any date of its determination, either (a) the ratio of such Bank's Revolving Loan Commitment at such time to the aggregate Revolving Loan Commitments at such time or (b) if the Revolving Loan Commitments have been terminated, the ratio of such Bank's aggregate outstanding Revolving Loan Advances and share of the Letter of Credit Exposure at such time to the aggregate outstanding Revolving Loan Advances and Letter of Credit Exposure at such time.

         "Register" has the meaning specified in Section 8.5(c).

         "Related Parties" means, with respect to any Person, such Person's stockholders, directors, officers, employees, agents, Affiliates, successors, and assigns, and their respective stockholders, directors, officers, employees, and agents, and, with respect to any Person that is an individual, such Person's family relations and heirs.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Responsible Officer" means, with respect to any Person, such Person's Chief Executive Officer, President, Vice President, Chief Financial Officer, Secretary, Treasurer, or any other officer of such Person designated by any of the foregoing in writing from time to time.

         "Restricted Entities" means the Borrower and each Subsidiary of the Borrower.

         "Revolving Loan" means the aggregate outstanding principal amount of the Revolving Loan Borrowings.

         "Revolving Loan Advance" means the outstanding principal from a Bank which represents such Bank's ratable share of a Revolving Loan Borrowing.

         "Revolving Loan Borrowing" means any aggregate amount of principal advanced on the same day and pursuant to the same Revolving Loan Borrowing Request under the revolving loan facility created in Section 2.1.

         "Revolving Loan Borrowing Request" means a Revolving Loan Borrowing Request in substantially the form of Exhibit B executed by a Responsible Officer of the Borrower and delivered to the Agent.

         "Revolving Loan Commitment" means, for any Bank, the amount set forth below such Bank's name on the signature pages of this Agreement as its Revolving Loan Commitment, or if such Bank has entered into any Assignment and Acceptance since the date of this Agreement, as set forth for such Bank as its Revolving Loan Commitment in the Register maintained by the Agent pursuant to Section 8.5(c), in each case as such amount may be terminated pursuant to Section 6.2.

         "Revolving Loan Commitment Maximum Amount" means $100,000,000.

         "Revolving Loan Maturity Date" means October 1, 2002.

         "Revolving Loan Note" means a promissory note of the Borrower payable to the order of a Bank, in substantially the form of Exhibit D, evidencing the indebtedness of the Borrower to such Bank resulting from Revolving Loan Advances made by such Bank to the Borrower.

         "Security Agreements" means, collectively (a) the Security Agreement dated as of October 1, 1999, made by the Borrower and the Subsidiaries of the Borrower (other than TPI, Swan, and the Excluded Subsidiaries) in favor of the Agent granting the Agent a security interest in the personal property described therein of the Borrower and such Subsidiaries and (b) any future agreements granting the Agent a security interest in any personal property of the Borrower or its Subsidiaries, in each case, to secure the Credit Obligations.

         "Security Documents" means the Security Agreements, the Mortgages, the Pledge Agreements, and any other document creating or consenting to Liens in favor of the Agent securing Credit Obligations.

         "Subordinated Debt" means, as of any date of its issuance, any unsecured indebtedness for borrowed money for which the Borrower is directly and primarily obligated that (a) arises after the date of this Agreement, (b) does not have any stated maturity before the latest maturity of any of the Credit Obligations at the time incurred, (c) has terms that are no more restrictive than the terms of the Credit Documents, and (d) is expressly subordinated to the Credit Obligations on terms approved by the Agent and the Majority Banks in their sole discretion, including payment subordination, remedy subordination, and related terms satisfactory to the Agent and the Majority Banks in their sole discretion.

         "Subsidiary" means, with respect to any Person, any other Person, a majority of whose outstanding Voting Securities (other than directors' qualifying shares) shall at any time be owned by such Person or one or more Subsidiaries of such person.

         "Swan" means Swan Transportation Company, a Delaware corporation.

         "Swing Line Lender" means Bank of America.

         "Swing Line Loan" means the aggregate outstanding principal amount of the advances made under the Swing Line Note.

         "Swing Line Note" means the promissory note of the Borrower in the principal amount of $5,000,000 payable to the order of the Swing Line Lender evidencing the indebtedness of the Borrower to the Swing Line Lender resulting from advances to the Borrower under the line of credit created thereunder as described in Section 2.3.

         "Syndication Agent" means Chase Bank of Texas, N.A.

         "TPI" means TPI of Texas, Inc., a Delaware corporation.

         "TPI/Swan Litigation" has the meaning specified in Section 4.9.

         "Tranche" means any tranche of principal outstanding under the Revolving Loan accruing interest on the same basis whether created in connection with new advances of principal under the Revolving Loan pursuant to Section 2.5 or by the continuation or conversion of existing tranches of principal under the Revolving Loan pursuant to Section 2.5 and shall include any Base Rate Tranche or LIBOR Tranche.

         "Voting Securities" means (a) with respect to any corporation, any capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation, (b) with respect to any partnership, any partnership interest having general voting power under ordinary circumstances to elect the general partner or other management of the partnership, and (c) with respect to any other Person, such ownership interests in such Person having general voting power under ordinary circumstances to elect the management of such Person, in each case irrespective of whether at the time any other class of stock, partnership interests, or other ownership interest might have special voting power or rights by reason of the happening of any contingency.

         1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

         1.3 Accounting Terms; Preparation of Financial Statements.

                  (a) All accounting terms, definitions, ratios, and other tests described herein shall be construed in accordance with United States generally accepted accounting principles applied on a consistent basis with those applied in the preparation of the Financial Statements, except as expressly set forth in this Agreement.

                  (b) The Restricted Entities shall prepare their financial statements in accordance with United States generally accepted accounting principles applied on a consistent basis with those applied in the preparation of the Financial Statements, unless otherwise approved in writing by the Agent.

                  (c) The Restricted Entities shall prepare all proforma financial statements and certificates reflecting Acquisitions, including Acquisition EBITDA Certificates and Compliance Certificates reflecting the effects of Acquisitions pursuant to the definition of "Applicable Margin" or for the purposes of Section 5.5, in accordance with the requirements established by the Securities and Exchange Commission for acquisition accounting for reported acquisitions by public companies, whether or not the applicable Acquisitions are required to be publicly reported, and applying such requirements to make such proforma financial statements and certificates reflect the accounting procedures used in the preparation of the regular financial statements of the Restricted Entities unless otherwise approved in writing by the Agent. All applications of the foregoing requirements regarding proforma financial statements and certificates must be approved by the Agent.

                  (d) References to "consolidated financial statements" shall include income statements, balance sheets, and statements of cash flow, but references to "consolidating financial statements" shall include income statements and balance sheets but shall not include statements of cash flow.

         1.4 Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." The word "or" shall mean "and/or" wherever necessary to prevent interpretation of any provision against the Agent or the Banks. Whenever the Borrower has an obligation under this Agreement and the Credit Documents the expense of complying with that obligation shall be an expense of the Borrower unless otherwise specified. Whenever any determination is to be made by the Agent or any Bank, such determination shall be in such Person's sole discretion unless otherwise specified in this Agreement. If any provision in this Agreement and the Credit Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement and the Credit Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement and the Credit Documents, and the remaining provisions shall remain in full force and effect. This Agreement and the Credit Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter. In the event of a conflict between this Agreement and any other Credit Documents, this Agreement shall control.

ARTICLE 2. CREDIT FACILITIES.

         2.1 Revolving Loan Facility.

                  (a) (i) Revolving Loan Commitments. Each Bank severally agrees, on the terms and conditions set forth in this Agreement and for the purposes set forth in Section 5.4, to make Revolving Loan Advances to the Borrower as such Bank's ratable share of Revolving Loan Borrowings requested by the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Revolving Loan Maturity Date provided that the aggregate outstanding principal amount of (x) the Revolving Loan Advances made by such Bank (excluding the Bank's ratable share of the requested Revolving Loan Advance which is to be applied to repayment of the Swing Line Loan and/or the reduction of the Letter of Credit Exposure) plus (y) such Bank's ratable share of the Swing Line Loan plus (z) such Bank's ratable share of the Letter of Credit Exposure shall not exceed such Bank's Revolving Loan Commitment. Revolving Loan Borrowings must be made in an amount equal to or greater than the Minimum Borrowing Amount and be made in multiples of the Minimum Borrowing Multiple. Within the limits expressed in this Agreement, the Borrower may from time to time borrow, prepay, and reborrow Revolving Loan Borrowings. The indebtedness of the Borrower to the Banks resulting from the Revolving Loan Advances made by the Banks shall be evidenced by Revolving Loan Notes made by the Borrower.

                           (ii) Increases of Revolving Loan Commitments. The
Borrower shall have the right, without the consent of the Banks but subject to the approval of the Agent, to obtain additional Revolving Loan Commitments (the "Additional Commitments"), by either adding to this Agreement as additional Banks one or more Persons who meet all of the qualifications of an Eligible Assignee, or by obtaining from one or more Banks an increase in such Bank's Revolving Loan Commitment. All Additional Commitments that are received shall be applied as follows: (x) 50% of the first $20,000,000 of such Additional

Commitments shall be used to replace and reduce Bank of America's Revolving Loan Commitment and the other 50% of the first $20,000,000 of such Additional Commitments shall be used to increase the aggregate amount of the Revolving Loan Commitments and (y) after the first $20,000,000 of Additional Commitments has been received then any subsequent Additional Commitments shall increase the aggregate amount of the Revolving Loan Commitments; provided, however, that no increase in the Revolving Loan Commitments pursuant to this paragraph shall cause the aggregate outstanding amount of the Revolving Loan Commitments to exceed the Revolving Loan Commitment Maximum Amount less the aggregate amount of all reductions and terminations of the Revolving Loan Commitments effectuated pursuant to paragraph (iii) below. The Borrower shall give to the Agent at least 5 Business Days advance notice of the Borrower's intention to obtain Additional Commitments pursuant to this paragraph. Such notice shall specify each new Bank or increasing Bank, the changes in the Revolving Loan Commitments that will result, and such other information as is reasonably requested by the Agent. Each new Bank or Bank agreeing to increase its Revolving Loan Commitment shall execute and deliver to the Agent a document satisfactory to the Agent pursuant to which it becomes a party hereto or increases its Revolving Loan Commitment, as the case may be, and for a new Bank specifies the administrative information that would be required in an Assignment and Acceptance. In addition, the Borrower shall execute and deliver appropriate Revolving Loan Notes reflecting the new Revolving Loan Commitments. Only upon the execution and delivery of all of the above described documents, shall any such new Bank constitute a "Bank" hereunder, or shall any Bank increasing such Bank's Revolving Loan Commitment have its Revolving Loan Commitment so increased, as the case may be. Upon delivery of the above described documents, the Agent shall record the new Revolving Loan Commitments in the Register and reallocate all outstanding Revolving Loan Advances and all participation interests in Letters of Credit so that the Banks hold such Revolving Loan Advances and participation interests in Letters of Credit ratably. Each such reallocation is subject to Section 2.6.

                           (iii) Reduction of Revolving Loan Commitments

                                    (A) In connection with any prepayment under
Section 2.1(c)(i), the Revolving Loan Commitments shall be reduced by an amount equal to the amount of such prepayment, with each Bank's Revolving Loan Commitment reduced pro rata. Any termination or reduction of the Revolving Loan Commitments pursuant to this paragraph shall be permanent, with no obligation of the Banks to reinstate such reduced Revolving Loan Commitments.

                                    (B) The Borrower shall have the right, upon
at least 5 Business Days advance notice to the Agent, to reduce ratably in part or terminate in whole the Revolving Loan Commitments. Each such notice shall specify the amount of the termination or reduction and shall be irrevocable and binding on the Borrower. Partial reductions shall be in a minimum amount of $5,000,000 and be made in integral multiples of $5,000,000. In the event of any partial reduction, each Bank's Revolving Loan Commitment shall be reduced pro rata. The Revolving Loan Commitments cannot be reduced below the amount of the Revolving Loan plus the Letter of Credit Exposure. Any termination or reduction of the Revolving Loan Commitments pursuant to this paragraph shall be permanent, with no obligation of the Banks to reinstate such reduced or terminated Revolving Loan Commitments.

                  (b) Method of Advancing

                           (i) Each Revolving Loan Borrowing shall be made
pursuant to a Revolving Loan Borrowing Request given by the Borrower to the Agent in writing or by telecopy not later than the time required pursuant to
Section 2.5 to select the interest rate basis for the Revolving Loan Borrowing. Each Revolving Loan Borrowing Request shall be fully completed and shall specify the information required therein, and shall be irrevocable and binding on the Borrower. If the Revolving Loan Borrowing Request is accepted by the Agent, the Agent shall promptly forward notice of the Revolving Loan Borrowing to the Banks. Each Bank shall, before 2:00 p.m. (local time at the Applicable Lending Office of the Agent) on the date of the requested Revolving Loan Borrowing, make available from its Applicable Lending Office to the Agent at the Agent's Applicable Lending Office, in immediately available funds, such Bank's ratable share of such Revolving Loan Borrowing. Subject to the satisfaction of all applicable conditions precedent, after receipt by the Agent of such funds, the Agent shall before close of business on the date requested for such Revolving Loan Borrowing make such Revolving Loan Borrowing available to the Borrower in immediately available funds at the Borrower Account.

                           (ii) Unless the Agent shall have received notice from
a Bank before the date of any Revolving Loan Borrowing that such Bank shall not make available to the Agent such Bank's ratable share of such Revolving Loan Borrowing, the Agent may assume that such Bank has made its ratable share of such Revolving Loan Borrowing available to the Agent on the date of such Revolving Loan Borrowing in accordance with paragraph (i) above and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its ratable share of such Revolving Loan Borrowing available to the Agent, such Bank agrees that it shall pay interest on such amount for each day from the date such amount is made available to the Borrower by the Agent until the date such amount is paid to the Agent by such Bank at the Federal Funds Rate in effect from time to time, provided that with respect to such Bank if such amount is not paid by such Bank by the end of the second day after the Agent makes such amount available to the Borrower, the interest rates specified above shall be increased by a per annum amount equal to 2.00% on the third day and shall remain at such increased rate thereafter. Interest on such amount shall be due and payable by such Bank upon demand by the Agent. If such Bank shall pay to the Agent such amount and interest as provided above, such amount so paid shall constitute such Bank's Revolving Loan Advance as part of such Revolving Loan Borrowing for all purposes of this Agreement even though not made on the same day as the other Revolving Loan Advances comprising such Revolving Loan Borrowing. In the event that such Bank has not repaid such amount by the end of the third day after such amount was made available to the Borrower, the

Borrower agrees to repay to the Agent on demand such amount, together with interest on such amount for each day from the date such amount was made available to the Borrower until the date such amount is repaid to the Agent at the interest rate charged to the Borrower for such Revolving Loan Borrowing under the terms of this Agreement.

                           (iii) The failure of any Bank to make available its
ratable share of any Revolving Loan Borrowing shall not relieve any other Bank of its obligation, if any, to make available its ratable share of such Revolving Loan Borrowing. No Bank shall be responsible for the failure of any other Bank to honor such other Bank's obligations hereunder, including any failure to make available any funds as part of any Revolving Loan Borrowing.

                  (c) Prepayment.

                           (i) The Borrower shall make mandatory prepayments of
principal in an amount equal to (x) 100% of the Net Cash Proceeds of any asset sale (other than those described below) by the Restricted Entities, including the sale of any capital stock in any Subsidiary of the Borrower, (y) less the amount of such Net Cash Proceeds that is reinvested in capital assets of the Credit Parties within 180 days of such asset sale and is subject to the Liens created by the Security Documents. In connection with any such prepayment, the Revolving Loan Commitments shall be reduced in accordance with Section 2.1(a)(iii)(A). In connection with any such mandatory prepayment, the Borrower shall provide notice to the Agent in writing or by telecopy not later than 11:00 a.m. (local time at the Applicable Lending Office of the Agent) on the 5th Business Day before the date of the proposed prepayment. Each such notice shall specify the principal amount and Tranches of the Revolving Loan which shall be prepaid, the date of the prepayment, and shall be irrevocable and binding on the Borrower. The foregoing prepayment requirement shall not apply to the sale of capital stock of the Borrower or Permitted Minor Asset Sales.

                           (ii) The Borrower may prepay the outstanding
principal amount of the Revolving Loan pursuant to written notice given by the Borrower to the Agent in writing or by telecopy not later than the time that would be required to elect an interest rate basis for a new Revolving Loan Borrowing comprised of the type of Tranche being prepaid. Each such notice shall specify the principal amount and Tranches of the Revolving Loan which shall be prepaid, the date of the prepayment, and shall be irrevocable and binding on the Borrower. Prepayments of the Revolving Loan shall be made in integral multiples of the Minimum Borrowing Multiple. If the prepayment would cause the aggregate outstanding principal amount of any LIBOR Tranche comprising all or any part of the Revolving Loan or the aggregate outstanding principal amount of all Base Rate Tranches comprising all or any part of the Revolving Loan, to be less than the Minimum Tranche Amount, the prepayment must be in an amount equal to the entire outstanding principal amount of such LIBOR Tranche under the Revolving Loan or the entire outstanding principal amount of all Base Rate Tranches under the Revolving Loan, as the case may be.

                           (iii) Upon receipt of any notice of prepayment, the
Agent shall give prompt notice of the intended prepayment to the Banks. For each such notice given by the Borrower, the Borrower shall prepay the Revolving Loan in the specified amount on the specified date as set forth in such notice. The Borrower shall have no right to prepay any principal amount of the Revolving Loan except as provided in this Section 2.1(c).

                           (iv) Each prepayment of principal of any Tranche
under the Revolving Loan pursuant to this Section 2.1(c) shall be accompanied by payment of all accrued but unpaid interest on the principal amount prepaid and any amounts required to be paid pursuant to Section 2.5 as a result of such prepayment.

                  (d) Repayment. The Borrower shall pay to the Agent for the ratable benefit of the Banks the aggregate outstanding principal amount of the Revolving Loan on the Revolving Loan Maturity Date.

         2.2 Letter of Credit Facility.

                  (a) Commitment for Letters of Credit. The Issuing Bank shall, on the terms and conditions set forth in this Agreement and for the purposes set forth in Section 5.4, issue, increase, and extend Letters of Credit at the request of the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Revolving Loan Maturity Date provided that (i) the Letter of Credit Exposure shall not exceed the Letter of Credit Sublimit and (ii) the aggregate outstanding principal amount of Revolving Loan Borrowings plus the Letter of Credit Exposure plus the Swing Line Loan shall not exceed the aggregate amount of the Revolving Loan Commitments. No Letter of Credit may have an expiration date later than 12 months after its issuance date, and each Letter of Credit which is self-extending beyond its expiration date must be cancelable upon no more than 60 days notice given by the Issuing Bank to the beneficiary of such Letter of Credit. No Letter of Credit may have an expiration date later than 12 months after the Revolving Loan Maturity Date unless approved by the Issuing Bank, the Agent, and the Banks. Each Letter of Credit must be in form and substance acceptable to the Issuing Bank. The indebtedness of the Borrower to the Issuing Bank resulting from Letters of Credit requested by the Borrower shall be evidenced by the Letter of Credit Applications made by the Borrower.

                  (b) Requesting Letters of Credit. Each Letter of Credit shall be issued, increased, or extended pursuant to a Letter of Credit Application or Letter of Credit Application Amendment, as applicable, given by the Borrower to the Issuing Bank in writing or by telecopy promptly confirmed in writing, such Letter of Credit Application or Letter of Credit Application Amendment being given not later than 11:00 a.m. (local time at the Applicable Lending Office of the Agent) on the third Business Day before the date of the proposed issuance, increase, or extension of the Letter of Credit. Each Letter of Credit Application or Letter of Credit Application Amendment shall be fully completed and shall specify the information required therein (including the proposed form of the Letter of Credit or change thereto), and shall be irrevocable and binding on the Borrower. If the Issuing Bank accepts the Letter of Credit Application or Letter of Credit Application Amendment, the Issuing Bank shall give prompt notice thereof to the Agent, and the Agent shall promptly inform the Banks of the proposed Letter of Credit or change thereto. Subject to the satisfaction of all applicable conditions precedent, the Issuing Bank shall before close of business on the date requested by the Borrower for the issuance, increase, or extension of such Letter of Credit issue, increase, or extend such Letter of Credit to the specified beneficiary. Upon the date of the issuance, increase, or extension of a Letter of Credit, the Issuing Bank shall be deemed to have sold to each other Bank and each other Bank shall be deemed to have purchased from the Issuing Bank a ratable participation in the related Letter of Credit or change thereto. The Issuing Bank shall notify the Agent of each Letter of Credit issued, increased, or extended and the date and amount of each Bank's participation in such Letter of Credit, and the Agent shall in turn notify the Banks.

                  (c) Reimbursements for Letters of Credit. With respect to any Letter of Credit and in accordance with the related Letter of Credit Application, the Borrower agrees to pay to the Issuing Bank on demand of the Issuing Bank any amount due to the Issuing Bank under such Letter of Credit Application (provided that fees due with respect to such Letter of Credit shall be payable as specified in Section 2.4(b)). If the Borrower does not pay upon demand of the Issuing Bank any amount due to the Issuing Bank under any Letter of Credit Application, in addition to any rights the Issuing Bank may have under such Letter of Credit Application, the Issuing Bank may upon written notice to the Agent request the satisfaction of such obligation by the making of a Revolving Loan Borrowing. Upon such request, the Borrower shall be deemed to have requested the making of a Revolving Loan Borrowing in the amount of such obligation and the transfer of the proceeds thereof to the Issuing Bank. Such Revolving Loan Borrowing shall be comprised of a Base Rate Tranche. The Agent shall promptly forward notice of such Revolving Loan Borrowing to the Borrower and the Banks, and each Bank shall, in accordance with the procedures of Section 2.1(b), other than limitations on the size of Revolving Loan Borrowings, and notwithstanding the failure of any conditions precedent, make available such Bank's ratable share of such Revolving Loan Borrowing to the Agent, and the Agent shall promptly deliver the proceeds thereof to the Issuing Bank for application to such Bank's share of the obligations under such Letter of Credit. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Issuing Bank to make such requests for Revolving Loan Borrowings on behalf of the Borrower, and the Banks to make Revolving Loan Advances to the Agent for the benefit of the Issuing Bank in satisfaction of such obligations. The Agent and each Bank may record and otherwise treat the making of such Revolving Loan Borrowings as the making of Revolving Loan Borrowings to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release the Borrower's obligations under any Letter of Credit Application, but only to provide an additional method of payment therefor. The making of any Revolving Loan Borrowing under this Section 2.2(c) shall not constitute a cure or waiver of any Default or Event of Default caused by the Borrower's failure to comply with the provisions of this Agreement or any Letter of Credit Application.

                  (d) Prepayments of Letters of Credit. In the event that any Letters of Credit shall be outstanding according to their terms after the Revolving Loan Maturity Date, the Borrower shall pay to the Agent an amount equal to the Letter of Credit Exposure allocable to such Letters of Credit to be held in the Letter of Credit Collateral Account and applied in accordance with paragraph (g) below.

                  (e) Obligations Unconditional. The obligations of the Borrower and each Bank under this Agreement and the Letter of Credit Applications to make payments as required to reimburse the Issuing Bank for draws under Letters of Credit and to make other payments due in respect of Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the Letter of Credit Applications under all circumstances, including: (i) any lack of validity or enforceability of any Letter of Credit Document; (ii) any amendment, waiver, or consent to departure from any Letter of Credit Document; (iii) the existence of any claim, set-off, defense, or other right which the Borrower or any Bank may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, or any other person or entity, whether in connection with the transactions contemplated in this Agreement or any unrelated transaction; (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or (v) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; provided, however, that nothing contained in this paragraph (d) shall be deemed to constitute a waiver of any remedies of the Borrower or any Bank in connection with the Letters of Credit or the Borrower's or such Bank's rights under paragraph (f) below.

                  (f) Liability of Issuing Bank. The Issuing Bank shall not be liable or responsible for: (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency, or genuineness of documents related to Letters of Credit, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent, or forged; (iii) payment by the Issuing Bank against presentation of documents which do not strictly comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING THE ISSUING BANK'S OWN NEGLIGENCE); except that the Issuing Bank shall be liable to the Borrower or any Bank to the extent of any direct, as opposed to consequential, damages suffered by the Borrower or such Bank which the Borrower or such Bank proves were caused by (A) the Issuing Bank's gross negligence or willful misconduct in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) the Issuing Bank's willful failure to make or delay in making lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit.

                  (g) Letter of Credit Collateral Account.

                           (i) If the Borrower is required to deposit funds in
the Letter of Credit Collateral Account pursuant to Sections 2.2(d) or 6.4, then the Borrower and the Agent shall establish the Letter of Credit Collateral Account and the Borrower shall execute any documents and agreements, including the Agent's standard form assignment of deposit accounts, that the Agent requests in connection therewith to establish the Letter of Credit Collateral Account and grant the Agent a first priority security interest in such account and the funds therein. The Borrower hereby pledges to the Agent and grants the Agent a security interest in the Letter of Credit Collateral Account, whenever established, all funds held in the Letter of Credit Collateral Account from time to time, and all proceeds thereof as security for the payment of the Obligations.

                           (ii) Funds held in the Letter of Credit Collateral
Account shall be held as cash collateral for obligations with respect to Letters of Credit and promptly applied by the Agent at the request of the Issuing Bank to any reimbursement or other obligations under Letters of Credit that exist or occur. To the extent that any surplus funds are held in the Letter of Credit Collateral Account above the Letter of Credit Exposure, during the existence of an Event of Default the Agent may (A) hold such surplus funds in the Letter of Credit Collateral Account as cash collateral for the Credit Obligations or (B) apply such surplus funds to any Credit Obligations in accordance with Section
6.9. If no Default exists, the Agent shall release to the Borrower at the Borrower's written request any funds held in the Letter of Credit Collateral Account above the amounts required by Section 2.2(d).

                           (iii) Funds held in the Letter of Credit Collateral
Account shall be invested in money market funds of the Agent or in another investment if mutually agreed upon by the Borrower and the Agent, but the Agent shall have no other obligation to make any other investment of the funds therein. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

                  (h) Existing Letters of Credit. There are no existing letters of credit other than those listed on Schedule IV. All letters of credit listed on Schedule IV shall be treated as Letters of Credit issued pursuant to the provisions of this Agreement and from the effective date of this Agreement they shall be governed by the provisions hereof.

         2.3      Swing Line Facility.

                  (a) Commitment. The Swing Line Lender agrees, on the terms and conditions set forth in the Swing Line Note, to make advances to the Borrower under the Swing Line Note. No Bank shall have any rights thereunder (but each Bank shall have the obligation to reimburse the Swing Line Lender in accordance with paragraph (b) below). The indebtedness of the Borrower to the Swing Line Lender resulting from the advances under the Swing Line Note made by the Swing Line Lender shall be evidenced by the Swing Line Note made by the Borrower.

                  (b) Reimbursements for Swing Line Loan Obligations. With respect to the Swing Line Loan and the interest, premium, fees, and other amounts owed by the Borrower to the Swing Line Lender in connection with the Swing Line Note, and in accordance with the terms of the Swing Line Note, the Borrower agrees to pay to the Swing Line Lender such amounts when due and payable to the Swing Line Lender under the Swing Line Note. If the Borrower does not pay to the Swing Line Lender any such amounts when due and payable to the Swing Line Lender under the Swing Line Note, in addition to any rights the Swing Line Lender may have under such Swing Line Note, the Swing Line Lender may upon written notice to the Agent request the satisfaction of such obligation by the making of a Revolving Loan Borrowing in the amount of any such amounts not paid when due and payable. Concurrently with such notice to the Agent, the Swing Line Lender will use reasonable efforts to provide like notice to the Borrower, provided that failure to provide such notice to the Borrower at such time shall not invalidate the effectiveness of such request for a Revolving Loan Borrowing. Upon such request, the Borrower shall be deemed to have requested the making of a Revolving Loan Borrowing in the amount of such obligation and the transfer of the proceeds thereof to the Swing Line Lender. Such Revolving Loan Borrowing shall be a Base Rate Tranche. The Agent shall promptly forward notice of such Revolving Loan Borrowing to the Borrower and the Banks, and each Bank shall, in accordance with the procedures of Section 2.1(b), other than limitations on the size of Revolving Loan Borrowings, and notwithstanding the failure of any conditions precedent, make available such Bank's ratable share of such Revolving Loan Borrowing to the Agent, and the Agent shall promptly deliver the proceeds thereof to the Swing Line Lender for application to such amounts owed to the Swing Line Lender. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Swing Line Lender to make such requests for Revolving Loan Borrowings on behalf of the Borrower, and the Banks to make Revolving Loan Advances to the Agent for the benefit of the Swing Line Lender in satisfaction of such obligations. The Agent and each Bank may record and otherwise treat the making of such Revolving Loan Borrowings as the making of a Revolving Loan Borrowing to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release the Borrower's obligations under the Swing Line Note, but only to provide an additional method of payment therefor. The making of any Borrowing under this Section 2.3(b) shall not constitute a cure or waiver of any Default or Event of Default, other than the payment Default or Event of Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower's failure to comply with the provisions of this Agreement or the Swing Line Note.

         2.4 Fees.

                  (a) Unused Revolving Loan Commitment Fees. The Borrower shall pay to the Agent for the ratable benefit of the Banks an unused commitment fee for each day in an amount equal to the product of the Applicable Margin for unused commitment fees in effect from time to time multiplied by the amount by which (i) the aggregate amount of the Revolving Loan Commitments exceeds (ii) the aggregate outstanding principal amount of the Revolving Loan plus the Letter of Credit Exposure. The unused commitment fee shall be due and payable in arrears on the last day of each calendar quarter and the Revolving Loan Maturity Date.

                  (b) Fees for Letters of Credit. For each Letter of Credit issued by the Issuing Bank, the Borrower shall pay to the Agent for the ratable benefit of the Banks a letter of credit fee equal to the Applicable Margin for Letter of Credit fees per annum on the face amount of such Letter of Credit for the stated term of such Letter of Credit with a minimum fee of $400. In addition, for each Letter of Credit issued by the Issuing Bank, the Borrower shall pay to the Agent for the benefit of the Issuing Bank a fronting fee of 0.125% per annum on the face amount of such Letter of Credit for the stated term of such Letter of Credit. The Borrower shall pay such letter of credit fees for each Letter of Credit quarterly in arrears within ten days after when billed therefor by the Issuing Bank.

                  (c) Agent Fee Letter. The Borrower shall pay to the Agent the fees and other amounts payable under the Agent Fee Letter.

         2.5 Interest.

                  (a) Election of Interest Rate Basis. The Borrower may select the interest rate basis for portions of the outstanding principal amount of the Loan by creating Base Rate Tranches and LIBOR Tranches by providing the Agent with written notice of the interest rate election requirements in a Revolving Loan Borrowing Request or an Interest Rate Election Request not later than (i) 11:00 a.m. (local time at the Applicable Lending Office of the Agent) on the effective date of any interest rate election creating only Base Rate Tranches from a new Revolving Loan Borrowing or (ii) 11:00 a.m. (local time at the Applicable Lending Office of the Agent) on the third Business Day before the effective date of any interest rate election creating or converting the interest rate basis of any LIBOR Tranche, in each case, confirmed in writing before 5:00 p.m. on the day of such telephonic notice. Each request shall be fully completed, shall specify the information required therein, and shall be irrevocable and binding on the Borrower. The Agent shall promptly forward notice of the interest rate election to the Banks and shall notify the Borrower of the applicable interest rate. Each election shall cause the principal amount of each Tranche to be equal to or greater than the Minimum Tranche Amount and to be in multiples of the Minimum Tranche Multiple. At no time shall there be more than five separate LIBOR Tranches outstanding. Any conversion of an existing LIBOR Tranche is subject to Section 2.6. Subject to the satisfaction of all applicable conditions precedent, the Banks shall before close of business on the date requested by the Borrower make effective the applicable interest rate election. If at the end of the Interest Period for any LIBOR Tranche the Borrower has not elected a new interest rate basis for such outstanding principal, such outstanding principal shall become a Base Rate Tranche. Each Base Rate Tranche shall continue as a Base Rate Tranche until a different interest rate basis is elected by the Borrower.

                  (b) LIBOR Tranches. Each LIBOR Tranche shall bear interest during its Interest Period at a per annum interest rate equal to the LIBOR for such LIBOR Tranche plus the Applicable Margin for LIBOR Tranches in effect from time to time. Interest for LIBOR Tranches shall be calculated on the basis of a 360 day year for the actual number of days elapsed. The Borrower shall pay to the Agent for the ratable benefit of the Banks all accrued but unpaid interest on each LIBOR Tranche on the last day of the applicable Interest Period for such LIBOR Tranche (and with respect to LIBOR Tranches with Interest Periods of greater than three months, on the date which is three months after the first date of the Interest Period for such LIBOR Tranche), on any date when the interest rate basis of any portion of such LIBOR Tranche is converted or such LIBOR Tranche is prepaid or repaid (but only on the amount so converted, prepaid, or repaid), and on the Revolving Loan Maturity Date.

                  (c) Base Rate Tranches. Each Base Rate Tranche shall bear interest at a per annum interest rate equal to the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Base Rate Tranches in effect from time to time. Any change in the interest rate accruing on a Base Rate Tranche resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall occur. Interest for Base Rate Tranches shall be calculated on the basis of a 365/366 day year for the actual number of days elapsed. The Borrower shall pay to the Agent for the ratable benefit of the Banks all accrued but unpaid interest on outstanding Base Rate Tranches on the last day of each calendar quarter, on any date all Base Rate Tranches under this revolving facility are prepaid or repaid in full, and on the Revolving Loan Maturity Date.

                  (d) Usury Protection.

                           (i) If, with respect to any Bank and the Borrower,
the effective rate of interest contracted for by such Bank with the Borrower under the Credit Documents, including the stated rates of interest contracted for hereunder and any other amounts contracted for under the Credit Documents which are deemed to be interest, at any time exceeds the Highest Lawful Rate, then the outstanding principal amount of the loans made by such Bank to the Borrower hereunder shall bear interest at a rate which would make the effective rate of interest on the loans made by such Bank to the Borrower under the Credit Documents equal the Highest Lawful Rate until the difference between the amounts which would have been due by the Borrower to such Bank at the stated rates and the amounts which were due by the Borrower to such Bank at the Highest Lawful Rate (the "Lost Interest") has been recaptured by such Bank. If, when the loans made hereunder are repaid in full, the Lost Interest has not been fully recaptured by such Bank pursuant to the preceding paragraph, then, to the extent permitted by law, the interest rates charged by such Bank to the Borrower hereunder shall be retroactively increased such that the effective rate of interest on the loans made by such Bank to the Borrower under the Credit Documents was at the Highest Lawful Rate since the effectiveness of this Agreement to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to such Bank the amount of the Lost Interest remaining to be recaptured by such Bank.

                           (ii) In calculating all sums paid or agreed to be
paid to any Bank by the Borrower for the use, forbearance, or detention of money under the Credit Documents, such amounts shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread in equal parts throughout the term of the Credit Documents.

                           (iii) NOTWITHSTANDING THE FOREGOING OR ANY OTHER TERM
IN THE CREDIT DOCUMENTS TO THE CONTRARY, it is the intention of each Bank and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Bank contracts for, charges, or receives any consideration from the Borrower which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Bank's option be applied to the outstanding amount of the loans made hereunder by such Bank to the Borrower or be refunded to the Borrower.

         2.6 Breakage Costs. If (i) any payment of principal on or any conversion or reallocation of any LIBOR Tranche is made on any date other than the last day of the Interest Period for such LIBOR Tranche, whether as a result of any optional or mandatory prepayment, any acceleration of maturity, any reallocation of Revolving Loan Commitments, or any other cause, (ii) any payment of principal on any LIBOR Tranche is not made when due, or (iii) any LIBOR Tranche is not borrowed, converted to another Tranche, reallocated, or prepaid in accordance with the respective notice thereof provided by the Borrower to the Agent, whether as a result of any failure to meet any applicable conditions precedent for borrowing, conversion, reallocation, or prepayment, the cancellation of any request for borrowing, conversion, reallocation, or prepayment, the failure of the Borrower to provide the respective notice of borrowing, conversion, reallocation, or prepayment, or any other cause not specified above which is created by the Borrower, then the Borrower shall pay to each Bank upon demand any amounts required to compensate such Bank for any losses, costs, or expenses, including lost profits and administrative expenses, which are allocable to such action, including losses, costs, and expenses related to the liquidation or reinvestment of funds acquired or designated such Bank to fund or maintain such Bank's ratable share of such LIBOR Tranche or related to the reacquisition or redesignation of funds by such Bank to fund or maintain such Bank's ratable share of such LIBOR Tranche following any liquidation or reinvestment of such funds caused by such action. A certificate as to the amount of such loss, cost, or expense detailing the calculation thereof and certifying that such Bank customarily charges such amounts to its other customers in similar circumstances submitted by such Bank to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

         2.7 Increased Costs.

                  (a) Cost of Funds. With respect to LIBOR Tranches, if, due to either (i) any introduction of, change in, or change in the interpretation of any law or regulation after the date of this Agreement or (ii) compliance with any guideline or request from any central bank or other governmental authority having appropriate jurisdiction (whether or not having the force of law) given after the date of this Agreement, there shall be any increase in the costs of any Bank allocable to (x) committing to make any Revolving Loan Advance or obtaining funds for the making, funding, or maintaining of such Bank's ratable share of any LIBOR Tranche in the relevant interbank market or (y) committing to make Letters of Credit or issuing, funding, or maintaining Letters of Credit (including any increase in any applicable reserve requirement specified by the Federal Reserve Board), whether for emergency, marginal, supplemental, or other reserves, then the Borrower shall pay to such Bank upon demand any amounts required to compensate such Bank for such increased costs, such amounts being due and payable upon demand by such Bank. A certificate as to the cause and amount of such increased cost detailing the calculation of such cost and certifying that such Bank customarily charges such amounts to its other customers in similar circumstances submitted by such Bank to the Borrower shall be conclusive and binding for all purposes, absent manifest error. No Bank may make any claim for compensation under this Section 2.7(a) for increased costs incurred before 90 days prior to the delivery of any such certificate. Each Bank agrees to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid or reduce the effect of this paragraph and would not, in the reasonable judgment of the Bank, be otherwise disadvantageous to such Bank.

                  (b) Capital Adequacy. If, due to either (i) any introduction of, change in, or change in the interpretation of any law or regulation after the date of this Agreement or (ii) compliance with any guideline or request from any central bank or other governmental authority having appropriate jurisdiction (whether or not having the force of law) given after the date of this Agreement, there shall be any increase in the capital requirements of any Bank or its parent or holding company allocable to (x) committing to make Revolving Loan Advances or making, funding, or maintaining Revolving Loan Advances or (y) committing to make Letters of Credit or issuing, funding, or maintaining Letters of Credit, as such capital requirements are allocated by such Bank, then the Borrower shall pay to such Bank upon demand any amounts required to compensate such Bank or its parent or holding company for such increase in costs (including an amount equal to any reduction in the rate of return on assets or equity of such Bank or its parent or holding company), such amounts being due and payable upon demand by such Bank. A certificate as to the cause and amounts detailing the calculation of such amounts and certifying that such Bank customarily charges such amounts to its other customers in similar circumstances submitted by such Bank to the Borrower shall be conclusive and binding for all purposes, absent manifest error. No Bank may make any claim for compensation under this Section 2.7(b) for increased costs incurred before 90 days prior to the delivery of any such certificate.

         2.8 Illegality. Notwithstanding any other provision in this Agreement, if it becomes unlawful for any Bank to obtain deposits or other funds for making or funding such Bank's ratable share of any LIBOR Tranche in the relevant interbank market, such Bank shall so notify the Borrower and the Agent and such Bank's commitment to create LIBOR Tranches shall be suspended until such condition has passed, all LIBOR Tranches applicable to such Bank shall be converted to Base Rate Tranches as of the end of each applicable Interest Period or earlier if necessary, and all subsequent requests for LIBOR Tranches shall be deemed to be requests for Base Rate Tranches with respect to such Bank. Each Bank agrees to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid or reduce the effect of this paragraph and would not, in the reasonable judgment of the Bank, be otherwise disadvantageous to such Bank.

         2.9 Market Failure. Notwithstanding any other provision in this Agreement, if the Agent determines that: (a) quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR" are not being provided in the relevant amounts, or maturities for purposes of determining the rate of interest referred to in the definition of "LIBOR" or (b) the relevant rates of interest referred to in the definition of "LIBOR" which are used as the basis to determine the rate of interest for LIBOR Tranches are not likely to adequately cover the cost to any Bank of making or maintaining such Bank's ratable share of any LIBOR Tranche, then if the Agent so notifies the Borrower, the Agent and the Banks' commitment to create LIBOR Tranches shall be suspended until such condition has passed, all LIBOR Tranches shall be converted to Base Rate Tranches as of the end of each applicable Interest Period or earlier if necessary, and all subsequent requests for LIBOR Tranches shall be deemed to be requests for Base Rate Tranches.

         2.10 Payment Procedures and Computations.

                  (a) Payment Procedures. Time is of the essence in the Credit Documents. All payment hereunder shall be made in Dollars. The Borrower shall make each payment under this Agreement and under the Revolving Loan Notes and the Swing Line Note not later than 12:00 noon (local time at the Applicable Lending Office of the Agent) on the day when due to the Agent at the Agent's Applicable Lending Office in immediately available funds. All payments by the Borrower hereunder shall be made without any setoff, abatement, withholding, or reduction. Upon receipt of payment from the Borrower of any principal, interest, or fees due to the Banks, the Agent shall promptly after receipt thereof distribute to the Banks their ratable share of such payments for the account of their respective Applicable Lending Offices. If and to the extent that the Agent shall not have so distributed to any Bank its ratable share of such payments, the Agent agrees that it shall pay interest on such amount for each day after the day when such amount is made available to the Agent by the Borrower until the date such amount is paid to such Bank by the Agent at the Federal Funds Rate in effect from time to time, provided that if such amount is not paid by the Agent by the end of the third day after the Borrower makes such amount available to the Agent, the interest rates specified above shall be increased by a per annum amount equal to 2.00% on the fourth day and shall remain at such increased rate thereafter. Interest on such amount shall be due and payable by the Agent upon demand by such Bank. Upon receipt of other amounts due solely to the Agent, the Issuing Bank, or a specific Bank, the Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.

                  (b) Agent Reliance. Unless the Agent shall have received written notice from the Borrower prior to any date on which any payment is due to the Banks that the Borrower shall not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank, together with interest thereon from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at an interest rate equal to, the Federal Funds Rate in effect from time to time, provided that with respect to such Bank, if such amount is not repaid by such Bank by the end of the second day after the date of the Agent's demand, the interest rates specified above shall be increased by a per annum amount equal to 2.00% on the third day after the date of the Agent's demand and shall remain at such increased rate thereafter. Upon receipt of other amounts due solely to the Agent, the Issuing Bank, the Swing Line Lender, or a specific Bank, the Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.

                  (c) Sharing of Payments. Each Bank agrees that if it should receive any payment (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) in respect of any obligation of the Borrower to pay principal, interest, fees, or any other obligation incurred under the Credit Documents in a proportion greater than the total amount of such principal, interest, fees, or other obligation then owed and due by the Borrower to such Bank bears to the total amount of principal, interest, fees, or other obligation then owed and due by the Borrower to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse from the other Banks an interest in the obligations of the Borrower to such Banks in such amount as shall result in a participation by all of the Banks, in proportion with the Banks' respective pro rata shares, in the aggregate unpaid amount of principal, interest, fees, or any such other obligation, as the case may be, owed by the Borrower to all of the Banks; provided that if all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, in proportion with the Banks' respective pro rata shares, but without interest.

                  (d) Authority to Charge Accounts. The Agent, if and to the extent payment owed to the Agent or any Bank is not made when due, may charge from time to time against any account of the Borrower with the Agent any amount so due. The Agent agrees promptly to notify the Borrower after any such charge and application made by the Agent provided that the failure to give such notice shall not affect the validity of such charge and application.

                  (e) Interest and Fees. Unless expressly provided for in this Agreement, (i) all computations of interest based on the Prime Rate (including the Adjusted Base Rate when applicable) shall be made on the basis of a 365/366 day year, as the case may be, (ii) all computations of interest based on LIBOR and the Federal Funds Rate (including the Adjusted Base Rate when applicable) shall be made on the basis of a 360 day year, and (iii) all computations of fees shall be made on the basis of a 360 day year, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate or fee shall be conclusive and binding for all purposes, absent manifest error.

                  (f) Payment Dates. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be due and payable on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. If the time for payment for an amount payable is not specified in any Credit Document, the payment shall be due and payable on demand by the Agent or the applicable Bank.

         2.11 Taxes

                  (a) No Deduction for Certain Taxes. Any and all payments by the Borrower shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, other than taxes imposed on the income and franchise taxes imposed on the Agent, any Bank, or the Applicable Lending Office thereof by any jurisdiction in which any such entity is a citizen or resident or any political subdivision of such jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to the Agent, any Bank, or the Applicable Lending Office thereof, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11), such Person receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Each Bank agrees to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid or reduce the effect of this paragraph and would not, in the reasonable judgment of the Bank, be otherwise disadvantageous to such Bank.

                  (b) Other Taxes. The Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other Credit Documents (other than those which become due as a result of any Bank joining this Agreement as a result of any Assignment and Acceptance, which shall be paid by the Bank which becomes a Bank hereunder as a result of such Assignment and Acceptance).

                  (c) Foreign Bank Withholding Exemption. Each Bank and Issuing Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it shall deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Revolving Loan Notes payable to it, without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower. Each Bank which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Bank shall not be required to deliver such letter or forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Bank failing to provide the requisite Internal Revenue Service forms in a timely manner. Each Bank which fails to provide to the Borrower in a timely manner such forms shall reimburse the Borrower upon demand for any penalties paid by the Borrower as a result of any failure of the Borrower to withhold the required amounts that are caused by such Bank's failure to provide the required forms in a timely manner.

         2.12 Replacement of Bank in Event of Adverse Condition. In the event the Borrower becomes obligated to pay additional amounts to any Bank pursuant to
Section 2.7 or Section 2.11 as a result of any condition described in either Section, then, unless such Bank has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts, the Borrower may designate another bank which is reasonably acceptable to the Agent (such bank being herein called a "Replacement Bank") to purchase the Notes of such Bank and such Bank's rights hereunder, without recourse to or warranty by, or expense to, such Bank for a purchase price equal to the outstanding principal amount of the Notes payable to such Bank plus any accrued but unpaid interest on such Notes and accrued but unpaid Commitment Fees in respect of that Bank's Commitment, and any breakage costs incurred by such Bank as a result of the replacement, and such other administrative costs as are incurred by the Bank as the result of such replacement, and upon such purchase, such Bank shall no longer be a party hereto or have any rights or obligations hereunder, other than those that expressly survive the termination of this Agreement, and the Replacement Bank shall succeed to the rights and obligations of such Bank hereunder.

ARTICLE 3. CONDITIONS PRECEDENT.

         3.1 Conditions Precedent to Initial Extensions of Credit. The obligation of each Bank to make the initial extension of credit under this Agreement, including the making of any Revolving Loan Advances, and the issuance of any Letters of Credit, and the obligations of the Swing Line Lender to make any advances under the Swing Line Loan shall be subject to the following conditions precedent:

                  (a) Documents. The Borrower shall have delivered or shall have caused to be delivered the documents and other items listed on Exhibit F, together with any other documents reasonably requested by the Agent to document the agreements and intent of the Credit Documents, each in form and with substance satisfactory to the Agent.

                  (b) Due Diligence. The Banks shall have completed and be satisfied with due diligence with respect to the Restricted Entities, including due diligence regarding (i) executives and directors, litigation, tax, accounting, labor, insurance, and pension matters, (ii) real estate leases, debt agreements, material contracts, environmental matters, management, and property ownership rights, (iii) all pending acquisitions, and (iv) such other matters as the Banks deem appropriate.

                  (c) Financial Statements.

                           (i) The Borrower shall have delivered to the Agent a
copy of each annual audit report of the Borrower for fiscal years 1996, 1997, and 1998, including therein the consolidated balance sheets of the Borrower and its Subsidiaries as of the applicable fiscal year end and the consolidated statements of income, stockholders' equity, and cash flows for the Borrower and its Subsidiaries for such fiscal year, setting forth the consolidated financial position and results of the Borrower and its Subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, and certified, without any qualification or limitation of the scope of the examination of matters relevant to the financial statements, by a nationally recognized certified public accounting firm. The Borrower shall also have delivered the unaudited consolidating financial statements related to each of the above described consolidated financial statements together with the unaudited consolidated June 30, 1999 financial statements for the Borrower and its Subsidiaries.

                           (ii) The Borrower shall have delivered a copy of the
projected consolidated financial statements of the Borrower for fiscal years 1999, 2000, 2001, 2002, and 2003, including key assumptions and other information as the Banks may reasonably require.

                  (d) Material Adverse Change. No Material Adverse Change shall have occurred since December 31, 1998, and there shall be no action, suit, investigation, or proceeding pending or threatened in any court or before any arbitrator or governmental authority that could be reasonably expected to (i) affect the ability of the Credit Parties to perform their obligations under the Credit Documents or (ii) cause a Material Adverse Change.

                  (e) Compliance Certificate. The Borrower shall have delivered to the Agent a duly completed Compliance Certificate dated as of June 30, 1999, together with an Acquisition EBITDA Certificate including the pro forma effects of the CLT Acquisition and all Acquisitions closed prior to closing.

         3.2 Conditions Precedent to Each Extension of Credit. The obligation of each Bank to make any extension of credit under this Agreement, including the making of any Revolving Loan Advances, the issuance, increase, or extension of any Letters of Credit, and the obligations of the Swing Line Lender to make any advances under the Swing Line Loan shall be subject to the further conditions precedent that on the date of such extension of credit:

                  (a) Representations and Warranties. As of the date of the making of any extension of credit hereunder, the representations and warranties contained in each Credit Document shall be true and correct in all material respects as of such date (and the Borrower's request for the making of any extension of credit hereunder shall be deemed to be a restatement, representation, and additional warranty of the representations and warranties contained in each Credit Document as of such date);

                  (b) Material Adverse Change. No Material Adverse Change shall have occurred since December 31, 1998, and there shall be no action, suit, investigation, or proceeding pending or threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to (i) affect the ability of the Credit Parties to perform their obligations under the Credit Documents or (ii) cause a Material Adverse Change; and

                  (c) Default. As of the date of the making of any extension of credit hereunder, there shall exist no Default or Event of Default, and the making of the extension of credit would not cause or be reasonably expected to cause a Default or Event of Default.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agent and each Bank, and with each request for any extension of credit hereunder, including the making of any Revolving Loan Advances, and the issuance, increase, or extension of any Letters of Credit, again represents and warrants to the Agent and each Bank, as follows:

         4.1 Organization. As of the date of this Agreement, each Restricted Entity (a) is duly organized, validly existing, and in good standing under the laws of such Person's respective jurisdiction of organization and (b) is duly licensed, qualified to do business, and in good standing in each jurisdiction in which such Person is organized, owns property, or conducts operations to the extent that any failure to be so licensed, qualified, or in good standing in accordance with this clause (b) could reasonably be expected to cause a Material Adverse Change.

         4.2 Authorization. The execution, delivery, and performance by each Credit Party of the Credit Documents to which such Credit Party is a party and the consummation of the transactions contemplated thereby (a) do not contravene the organizational documents of such Credit Party, (b) have been duly authorized by all necessary corporate action of such Credit Party, and (c) are within such Credit Party's corporate powers.

         4.3 Enforceability. Each Credit Document to which any Credit Party is a party has been duly executed and delivered by each Credit Party which is a party to such Credit Document and constitutes the legal, valid, and binding obligation of each such Credit Party, enforceable against each such Credit Party in accordance with such Credit Document's terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and subject to the availability of equitable remedies.

         4.4 Absence of Conflicts and Approvals. The execution, delivery, and performance by each Credit Party of the Credit Documents to which such Credit Party is a party and the consummation of the transactions contemplated thereby,
(a) do not result in any violation or breach of any provisions of, or constitute a default under, any note, indenture, credit agreement, security agreement, credit support agreement, or other similar agreement to which such Credit Party is a party or any other material contract or agreement to which such Credit Party is a party, (b) do not violate any law or regulation binding on or affecting such Credit Party, (c) do not require any authorization, approval, or other action by, or any notice to or filing with, any governmental authority, and (d) do not result in or require the creation or imposition of any Lien prohibited by this Agreement.

         4.5 Investment Companies. No Restricted Entity or Affiliate thereof is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         4.6 Public Utilities. No Restricted Entity or Affiliate thereof is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No Restricted Entity or Affiliate thereof is a regulated public utility.

         4.7 Financial Condition.

                  (a) The Borrower has delivered to the Agent the Financial Statements and Interim Financial Statements, and the Financial Statements and Interim Financial Statements are accurate and complete in all material respects (subject in the case of the Interim Financial Statements to normal year end adjustments and their not containing the notes that are required with year end financial statements) and present fairly the financial condition and results of operations of the Borrower and its Subsidiaries as of their respective dates and for their periods in accordance with generally accepted accounting principles.

                  (b) As of the respective dates of the Interim Financial Statements and the Financial Statements there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the Borrower or any of the Borrower's Subsidiaries, except as disclosed therein and adequate reserves for such items have been made in accordance with generally accepted accounting principles. No Material Adverse Change has occurred since the respective dates of the Interim Financial Statements and the Financial Statements. No Default exists.

         4.8 Condition of Assets. Each Restricted Entity has good and indefeasible title to substantially all of its owned property and valid leasehold rights in all of its leased property, as reflected in the financial statements most recently provided to the Agent free and clear of all Liens except Permitted Liens. Each Restricted Entity possesses and has properly approved, recorded, and filed, where applicable, all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights, and copyrights which are useful in the conduct of its business and which the failure to possess could reasonably be expected to cause a Material Adverse Change. The material properties used or to be used in the continuing operations of each Restricted Entity are in good repair, working order, and condition, normal wear and tear excepted. The properties of each Restricted Entity have not been adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits, or concessions by a governmental authority, riot, activities of armed forces, or acts of God or of any public enemy in any manner which (after giving effect to any insurance proceeds) could reasonably be expected to cause a Material Adverse Change.

         4.9 Litigation. There are no actions, suits, or proceedings pending or, to the knowledge of the Borrower, threatened against any Restricted Entity at law, in equity, or in admiralty, or by or before any governmental department, commission, board, bureau, agency, instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to cause a Material Adverse Change, except for the litigation regarding TPI and Swan (the "TPI/Swan Litigation"), of the type which is described in footnote 13 (Commitments and Contingencies) of the SEC form 10-K report of Tyler Corporation (now known as Tyler Technologies, Inc.), for the fiscal year ended December 31, 1998. As of the date of this

Agreement the Borrower has disclosed to the Banks all material information that the Borrower has regarding the TPI/Swan Litigation.

         4.10 Subsidiaries. As of the date of this Agreement, the Borrower has no Subsidiaries except as disclosed in Schedule II.

         4.11 Laws and Regulations. Each Restricted Entity has been and is in compliance with all federal, state, and local laws and regulations which are applicable to the operations and property of such Person where the failure to comply with the same could reasonably be expected to cause a Material Adverse Change, except for TPI and Swan's possible noncompliance with laws or regulations that are directly related to the issues raised in the TPI/Swan Litigation.

         4.12 Environmental Compliance. Each Restricted Entity has been and is in compliance with all Environmental Laws and has obtained and is in compliance with all related permits necessary for the ownership and operation of any such Person's properties where the failure to be in compliance with the same could reasonably be expected to cause a Material Adverse Change. Each Restricted Entity has not received notice of and has not been investigated for any violation or alleged violation of any Environmental Law in connection with any such Person's presently or previously owned properties which currently threaten action or suggest liabilities which could reasonably be expected to cause a Material Adverse Change. Each Restricted Entity does not and has not created, handled, transported, used, or disposed of any Hazardous Materials on or about any such Person's properties (nor has any such Person's properties been used for those purposes); has never been responsible for the release of any Hazardous Materials into the environment in connection with any such Person's operations and has not contaminated any properties with Hazardous Materials; and does not and has not owned any properties contaminated by any Hazardous Materials, in each case in any manner which could reasonably be expected to cause a Material Adverse Change, except for TPI and Swan's possible noncompliance with laws or regulations that are directly related to the issues raised in the TPI/Swan Litigation.

         4.13 ERISA. Each Restricted Entity and each of their respective Commonly Controlled Entities are in compliance with all provisions of ERISA to the extent that the failure to be in compliance could reasonably be expected to cause a Material Adverse Change. No Restricted Entity nor any of their respective Commonly Controlled Entities participates in or during the past five years has participated in any employee pension benefit plan covered by Title IV of ERISA or any multiemployer plan under Section 4001(a)(3) of ERISA. With respect to the Plans of the Restricted Entities, no Material Reportable Event or Prohibited Transaction has occurred and exists that could reasonably be expected to cause a Material Adverse Change.

         4.14 Taxes. Each Restricted Entity has filed all United States federal, state, and local income tax returns and all other domestic and foreign tax returns which are required to be filed by such Person and has paid, or provided for the payment before the same became delinquent of, all taxes due pursuant to such returns or pursuant to any assessment received by such Person except for tax payments being contested in good faith for which adequate reserves have been established and reported in accordance with generally accepted accounting principles which could not reasonably be expected to cause a Material Adverse Change. The charges, accruals, and reserves on the books of the Restricted Entities in respect of taxes are adequate in accordance with generally accepted accounting principles.

         4.15 True and Complete Disclosure. All factual information furnished by or on behalf of any Credit Party in writing to the Agent or any Bank in connection with the Credit Documents and the transactions contemplated thereby is true and accurate in all material respects on the date as of which such information was dated or certified and does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained therein not misleading. All projections, estimates, and pro forma financial information furnished by any Credit Party were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

         4.16 Year 2000.

                  (a) Except to the extent that a failure to do so could not reasonably be expected to cause a Material Adverse Change, the Borrower (i) has analyzed the operations of the Restricted Entities that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999); and (ii) is implementing its plan for becoming Year 2000 compliant in a timely manner. The Borrower reasonably believes that it will become Year 2000 compliant as will its Subsidiaries and Affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to cause a Material Adverse Change.

                  (b) The Borrower will promptly notify the Bank in the event the Borrower determines that any computer application which is material to the operations of the Borrower, its Subsidiaries, or its Affiliates or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to cause a Material Adverse Change.

ARTICLE 5. COVENANTS. Until the Agent and the Banks receive irrevocable payment of the Credit Obligations and have terminated this Agreement and each other Credit Document, the Borrower shall comply with and cause compliance with the following covenants:

         5.1 Organization. The Borrower shall cause each Restricted Entity to
(a) maintain itself as an entity duly organized, validly existing, and in good standing under the laws of such Person's respective jurisdiction of organization and (b) be duly licensed, qualified to do business, and in good standing in each jurisdiction in which such Person is organized, owns property, or conducts operations and which requires such licensing or qualification where failure to be so licensed, qualified, or in good standing as required by this clause (b) could reasonably be expected to cause a Material Adverse Change; provided, however, that nothing in this Section 5.1 shall be interpreted to be violated as a result of a transaction permitted by Section 5.9.

         5.2 Reporting. The Borrower shall furnish to the Agent all of the following:

                  (a) Annual Reports. As soon as available and in any event not later than 90 days after the end of each fiscal year of the Borrower, (i) a copy of the annual audit report for such fiscal year for the Borrower, including therein the consolidated balance sheets of the Borrower as of the end of such fiscal year and the consolidated statements of income, stockholders' equity, and cash flows for the Borrower for such fiscal year, setting forth the consolidated financial position and results of the Borrower for such fiscal year and certified, without any qualification or limitation of the scope of the examination of matters relevant to the financial statements, by a nationally recognized certified public accounting firm, (ii) a copy of the internally prepared consolidating financial schedules of the Borrower from which the consolidated financial statements of the Borrower provided to the Agent pursuant to clause (i) were prepared, (iii) a completed Compliance Certificate duly certified by a Responsible Officer of the Borrower as of the last day of such fiscal year end period, (iv) an environmental report on Jersey-Tyler Foundry facility operated by Jersey-Tyler Foundry Company between 1969 and 1977, which report shall be in form satisfactory to the Agent and shall supplement the information previously provided to the Agent regarding the Jersey-Tyler Foundry facility (a "Jersey-Tyler Update Report"), and (v) to the extent required by the Borrower, an Acquisition EBITDA Certificate as of the last day of such fiscal year end period;

                  (b) Quarterly Reports. As soon as available and in any event not later than 45 days after the end of each of the first three fiscal quarters during any fiscal year, (i) a copy of the internally prepared consolidated financial statements of the Borrower for such fiscal quarter and for the fiscal year to date period ending on the last day of such fiscal quarter, including therein the consolidated balance sheets of the Borrower as of the end of such fiscal quarter and the consolidated statements of income, and cash flows for such fiscal quarter and for such fiscal year to date period, setting forth the consolidated financial position and results of the Borrower for such fiscal quarter and fiscal year to date period, all in reasonable detail and duly certified by a Responsible Officer of the Borrower as having been prepared in accordance with generally accepted accounting principles (subject to normal year-end audit adjustments), (ii) a copy of the internally prepared consolidating financial schedules of the Borrower from which the consolidated financial statements of Borrower provided to the Agent pursuant to clause (i) were prepared, (iii) a completed Compliance Certificate duly certified by a Responsible Officer of the Borrower as of the last day of such fiscal quarter,
(iv) to the extent required by the Borrower, an Acquisition EBITDA Certificate as of the last day of such fiscal quarter; --For the second fiscal quarter of each year the Borrower shall also provide to the Agent a current Jersey-Tyler Update Report together with all other quarterly reports delivered for the second fiscal quarter;

                  (c) Acquisition Information. As soon as available prior to the closing of any Acquisition for which the aggregate, non-equity purchase price exceeds $5,000,000 but in any event at least five Business Days prior to the closing of the Acquisition, (i) financial statements for the Acquired Entity for the two most recently completed fiscal years, including complete income and cash flow reports, prepared by an independent certified public accountant (or in a form satisfactory to the Agent) in accordance with generally accepted accounting principles consistently applied; (ii) projected cash flow reports for the Acquired Entity for the succeeding four fiscal quarters, adjusted for known changes (detail provided); (iii) (A) proforma consolidated historical financial statements for the most recently ended four fiscal quarters of the Borrower reflecting the proforma consolidated results and status of the Borrower as if such Acquisition had occurred prior to the beginning of such period and (B) a revised Compliance Certificate and an Acquisition EBITDA Certificate reflecting such proforma information, in each case prepared in accordance with the requirements of Section 1.3(c) regarding proforma historical financial information to reflect the consolidated status and results of the Borrower as if such Acquisition had occurred prior to the beginning of the applicable period and (iv)such other information as the Agent may reasonably request.

                  (d) SEC Filings. As soon as available and in any event not later than thirty days after the filing or delivery thereof, copies of all financial statements, reports, and proxy statements which the Borrower shall have sent to its stockholders generally and copies of all regular and periodic reports, if any, which any Restricted Entity shall have filed with the Securities and Exchange Commission;

                  (e) Defaults. Promptly, but in any event within five Business Days after the discovery thereof, a notice of any facts known to any Restricted Entity which constitute a Default, together with a statement of a Responsible Officer of the Borrower setting forth the details of such facts and the actions which the Borrower has taken and proposes to take with respect thereto (and the Agent shall, promptly upon receipt from the Borrower of a notice pursuant to this Section 5.2(e), forward a copy of such notice to each Bank);

                  (f) Litigation. Promptly, but in any event within 10 Business Days after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting any Restricted Entity which, if determined adversely, could reasonably be expected to cause a Material Adverse Change or any loss greater than $500,000;

                  (g) Material Contingent Liabilities. Promptly, but in any event within 10 Business Days after acquiring knowledge thereof, notice of any contingent liabilities which could reasonably be expected to cause a Material Adverse Change or any contingent liability greater than $500,000;

                  (h) Material Agreement Default. Promptly, but in any event within 10 Business Days after obtaining knowledge thereof, notice of any breach by any Restricted

Entity of any contract or agreement which breach could reasonably be expected to cause a Material Adverse Change;

                  (i) Material Changes. Prompt written notice of any other condition or event of which any Restricted Entity has knowledge, which condition or event has resulted or could reasonably be expected to cause a Material Adverse Change; and

                  (j) Other Information. Such other information respecting the business operations or property of any Restricted Entity, financial or otherwise, as the Agent or the Majority Banks may from time to time reasonably request.

         5.3 Inspection. The Borrower shall cause each Restricted Entity to permit the Agent and the Banks to visit and inspect any of the properties of such Restricted Entity, to examine all of such Person's books of account, records, reports, and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances, and accounts with their respective officers, employees, and independent public accountants all at such reasonable times and as often as may be reasonably requested provided that the Borrower is given at least one Business Day advance notice thereof for any inspection to take place at the Borrower's offices, two Business Days advance notice for any other inspection, and a reasonable opportunity to be present when independent public accountants or other third parties are contacted.

         5.4 Use of Proceeds. The proceeds of the Revolving Loan Borrowings shall be used by the Borrower for Acquisitions, working capital needs, refinancing existing indebtedness, Capital Expenditures, and for other lawful corporate purposes. The Borrower shall not, directly or indirectly, use any part of such proceeds for any purpose which violates, or is inconsistent with, Regulations T, U, or X of the Board of Governors of the Federal Reserve System.

         5.5 Financial Covenants.

                  (a) Net Worth. The Borrower shall not permit the consolidated Net Worth of the Borrower at any time to be less than the sum of (i) $94,559,000 plus (ii) 75% of the quarterly consolidated net income of the Borrower for each fiscal quarter ending after June 30, 1999, during which the Borrower has positive consolidated net earnings; plus (iii) 100% of the net proceeds resulting from any sale or issuance of any capital stock of the Borrower or its Subsidiaries since June 30, 1999, plus (iv) to the extent that the required consolidated Net Worth under this Section 5.5(a) was not increased in clauses
(i) through (iii) above as a result of any Acquisition, 100% of any increase in the consolidated Net Worth of the Borrower resulting from any Acquisition.

                  (b) Debt Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall not permit the consolidated Debt Ratio of the Borrower to be greater than the following ratio:

         prior to June 30, 2000                                     3.00 to 1.00
         from June 30, 2000, to but excluding December 31, 2000     2.75 to 1.00
         from December 31, 2000 and thereafter                      2.50 to 1.00

                  (c) Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter, the Borrower shall not permit the ratio of (i) the consolidated EBITDA of the Borrower for the preceding four fiscal quarters then ended, less the consolidated cash taxes paid by the Borrower during such period and less the consolidated Capital Expenditures of the Borrower during such period (exclusive of the Excluded Database Expenditures) to (ii) the consolidated interest expense of the Borrower for the preceding four fiscal quarters then ended (including the interest component of Capital Leases, but excluding any net effect of interest income) plus capitalized interest for the preceding four fiscal quarters then ended plus the consolidated cash dividends paid by the Borrower for the preceding four fiscal quarters then ended, to be less than 2.50 to 1.00.

                  (d) Capital Expenditures. The Borrower shall not permit the consolidated Capital Expenditures of the Borrower during any four quarter period to exceed an amount equal to 10% of the Borrower's Net Worth calculated at the end of such four quarters, provided that Capital Expenditures made with the proceeds of an equity offering of common stock in the Borrower shall be excluded from this limitation on Capital Expenditures.

         5.6 Debt.

                  (a) The Borrower shall not permit any Restricted Entity to create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than Permitted Debt.

                  (b) The Borrower shall not permit any Restricted Entity to make any payment on or with respect to, or purchase, redeem, defease, or otherwise acquire or retire for value any amount of any Permitted Debt permitted pursuant to clause (b) of the definition of "Permitted Debt" prior to the stated due dates or maturities thereof. The Borrower shall not amend, supplement, or otherwise modify any of the terms or conditions of any such Permitted Debt (other than any such amendment, supplement, or modification which would extend the maturities of or reduce the amounts of any payments of principal, interest, fees, or other amounts, any modification which would render the terms of such Permitted Debt less restrictive, or any non-material administrative amendment which imposes no new restrictions). For purposes of clarification, it is expressly agreed that the Borrower shall have the right to pay or prepay, in whole or in part, at any time and from time to time, the principal of and accrued interest on the debt that is owed to Swan and/or TPI so long as such debt is included within the indebtedness disclosed on Schedule II and no Default or Events of Default are continuing.

         5.7 Liens.

                  (a) The Borrower shall not permit any Restricted Entity to create, assume, incur, or suffer to exist any Lien on any of its real or personal property whether now owned or hereafter acquired, or assign any right to receive its income, except for Permitted Liens.

                  (b) Other than Permitted Liens, the Borrower shall not permit any Restricted Entity to be party to any agreement restricting the right of any Restricted Entity to pledge its assets to secure the Credit Obligations.

         5.8 Other Obligations.

                  (a) The Borrower shall not permit any Restricted Entity to create, incur, assume, or suffer to exist any obligations in respect of unfunded vested benefits under any pension Plan or deferred compensation agreement.

                  (b) Except for obligations arising under the Credit Documents, the Borrower shall not permit any Restricted Entity to create, incur, assume, or suffer to exist any obligations in respect of Derivatives, other than Derivatives used by any Restricted Entity in such Restricted Entity's respective business operations in aggregate notional quantities not to exceed the reasonably anticipated consumption of such Restricted Entity of the underlying commodity for the relevant period, but no Derivatives which are speculative in nature.

         5.9 Corporate Transactions. The Borrower shall not, without the Agent's consent, permit any Restricted Entity to (a) merge, consolidate, or amalgamate with another Person, or liquidate, wind up, or dissolve itself (or take any action towards any of the foregoing), (b) convey, sell, lease, assign, transfer, or otherwise dispose of any of its property, businesses, or other assets outside of the ordinary course of business (except for Permitted Minor Asset Sales and equity offerings of common stock in the Borrower), or (c) make any Acquisition except that:

                  (i) Any Subsidiary of the Borrower that is not an Excluded Subsidiary may merge, consolidate, or amalgamate into any wholly owned Subsidiary of the Borrower that is also not an Excluded Subsidiary or convey, sell, lease, assign, transfer, or otherwise dispose of any of its assets to any wholly-owned Subsidiary of the Borrower that is not an Excluded Subsidiary (and if such disposition transfers all or substantially all of the assets of transferring Subsidiary, such Subsidiary may then liquidate, wind up, or dissolve itself); provided that a wholly-owned Subsidiary is the surviving or acquiring Subsidiary;

                  (ii) Any Subsidiary of the Borrower may merge, consolidate, or amalgamate with another Person with the other Person as the surviving entity or convey, sell, lease, assign, transfer, or otherwise dispose of any of its assets to another Person (and if such disposition transfers all or substantially all of the assets of transferring Subsidiary, such Subsidiary may then liquidate, wind up, or dissolve itself) provided that the result of such transaction would not cause the net book value of the assets of the Restricted Entities so merged out of the Subsidiaries of the Borrower or disposed of during any fiscal year of the Borrower to exceed 5.00% of the consolidated proforma net book value of the Borrower as of the end of the prior fiscal year of the Borrower (taking into account the effect of any Acquisitions since that date); and

                  (iii) Any Credit Parties may make any Acquisition (by purchase or merger) provided that (A) such Credit Party is the acquiring or surviving entity, (B) the aggregate non-equity consideration paid by the Restricted Entities in connection with any single Acquisition does not exceed $10,000,000, (C) the aggregate non-equity consideration paid by the Restricted Entities in connection with all Acquisitions (other than the Borrower's acquisition of CLT and Acquisitions that have been expressly approved in writing by the Majority Banks) during any twelve month period which begins on or after the effective date of this Agreement does not exceed $30,000,000, (D) no Default or Event of Default exists and the Acquisition would not reasonably be expected to cause a Default or Event of Default (including any default under Section 5.5 with respect to historical and future proforma financial status and results), (E) the transaction is not hostile, as reasonably determined by the Agent, (F) the entity being acquired has a positive net worth and is engaged in the same business or a business reasonably related to the acquiring entity's business, and (G) all reporting required pursuant to Section 5.2(c) has been completed.

                  (iv) The Acquisition of CLT by the Borrower is hereby approved by the Banks; provided the aggregate purchase price paid by the Borrower for such Acquisition does not exceed $18,000,000.

In connection with any mergers or dispositions described in paragraph (ii) above, and provided that no Default or Event of Default exists or would be caused thereby, upon reasonable advance written notice from the Borrower of the intent to so merge or dispose of assets, the Agent shall release at the Borrower's expense any obligations under the Guaranties of any Subsidiary so merged and the Lien of the Agent in any assets so disposed of and shall execute and deliver in favor of such Subsidiary any releases reasonably requested by the Borrower to evidence such release. In connection with an asset sale permitted under this Agreement, including a Permitted Minor Asset Sale, provided that no Default or Event of Default exists or would be caused thereby, upon reasonable advance written notice from the Borrower of the intent to so dispose of assets, the Agent at the Borrower's expense shall release the collateral to be sold from the liens and security interests created by the Credit Documents and shall execute and deliver in favor of such Subsidiary any releases reasonably requested by the Borrower to evidence such release.

         5.10 Distributions. Without the Approval of the Majority Banks, the Borrower shall not (a) declare or pay any dividends; (b) purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such, whether in cash, assets, or in obligations of it; (c) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of its capital stock; or (d) make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock.

         5.11 Transactions with Affiliates. The Borrower shall not permit any Restricted Entity to enter into any transaction directly or indirectly with or for the benefit of an Affiliate except transactions that (a) are between two Credit Parties, (b) consist of making prepayments and or payments of Permitted Debt owed to Restricted Entities which payments are not otherwise prohibited by the terms of this Agreement, or (c) are with an Affiliate for the leasing of property, the rendering or receipt of services, or the purchase or sale of inventory or other assets in the ordinary course of business and the monetary or business consideration arising from such a transaction would be substantially as advantageous to such Restricted Entity as the monetary or business consideration which such Restricted Entity would obtain in a comparable arm's length transaction.

         5.12 Insurance.

                  (a) The Borrower shall cause each Restricted Entity to maintain insurance with responsible and reputable insurance companies or associations reasonably acceptable to the Agent in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Persons operate. Without limiting the foregoing, the Borrower shall maintain insurance coverage for the Restricted Entities equal to or better than the coverage for the Restricted Entities existing on the date of this Agreement. The Borrower shall deliver to the Agent certificates evidencing such policies or copies of such policies at the Agent's request following a reasonable period to obtain such certificates taking into account the jurisdiction where the insurance is maintained.

                  (b) All policies of the Restricted Entities representing property insurance shall name the Agent as agent for the benefit of the Banks as mortgagee and have standard lender rights in a form satisfactory to the Agent. All proceeds of any such property insurance which are in amounts in excess of $50,000 shall be paid directly to the Agent. If no Event of Default exists, the Agent shall dispose of such proceeds in accordance with the instructions of the Borrower, otherwise such proceeds shall be applied to the Credit Obligations in accordance with Section 6.9 or, at the election of the Agent, disposed of in accordance with the instructions of the Borrower. All policies representing liability insurance of the Restricted Entities shall name the Agent as Agent for the benefit of the Banks as additional insureds, and as loss payees in a form satisfactory to the Agent. All proceeds of such liability insurance coverage shall be paid as directed by the Agent to indemnify the Agent or the applicable Bank for the liability covered. In the event that the proceeds are paid to any Restricted Entity in violation of the foregoing, the Restricted Entity shall hold the proceeds in trust for the Agent, segregate the proceeds from the other funds of such Restricted Entity, and promptly pay the proceeds to the Agent with any necessary endorsement.

                  (c) The Agent shall have the right, but not the obligation, during the existence of an Event of Default, to make proof of loss under, settle and adjust any claim under, and receive the proceeds (otherwise payable to the Borrower) under the insurance, and the reasonable expenses incurred by the Agent in the adjustment and collection of such proceeds shall be paid by the Borrower. The Borrower irrevocably appoints the Agent as its attorney in fact to take such actions in its name. If the Agent does not take such actions, the Borrower may take such actions subject to the approval of any final action by the Agent. The Agent shall not be liable or responsible for failure to collect or exercise diligence in the collection of any proceeds.

         5.13 Investments. The Borrower shall not permit any Restricted Entity to make or hold any direct or indirect investment in any Person, including capital contributions to the Person, investments in the debt or equity securities of the Person, and loans, guaranties, trade credit, or other extensions of credit to the Person, except for Permitted Investments. For the avoidance of doubt, the Borrower shall not make or hold any investment in any Subsidiary of the Borrower that is not a wholly owned Guarantor except as permitted under clauses (a)(i), (g), (h), or (i) of the definition of "Permitted Investments."

         5.14 Lines of Business. The Borrower shall not permit the Restricted Entities to change the character of their business as conducted on the date of this Agreement, or engage in any type of business not reasonably related to such business as presently and normally conducted.

         5.15 Compliance with Laws. The Borrower shall cause each Restricted Entity to comply with all federal, state, and local laws and regulations which are applicable to the operations and property of such Persons where the failure to comply could reasonably be expected to cause a Material Adverse Change.

         5.16 Environmental Compliance. The Borrower shall cause each Restricted Entity to comply with all Environmental Laws and obtain and comply with all related permits necessary for the ownership and operation of any such Person's properties where the failure to comply could reasonably be expected to cause a Material Adverse Change. The Borrower shall cause each Restricted Entity to promptly disclose to the Agent any notice to or investigation of such Persons for any violation or alleged violation of any Environmental Law in connection with any such Person's presently or previously owned properties which represent liabilities which could reasonably be expected to cause a Material Adverse Change. The Borrower shall not permit any Restricted Entity to create, handle, transport, use, or dispose of any Hazardous Materials on or about any such Person's properties; release any Hazardous Materials into the environment in connection with any such Person's operations or contaminate any properties with Hazardous Materials; or own properties contaminated by any Hazardous Materials, in each case except in compliance with all Environmental Laws and related permits and in such a manner that such actions could not reasonably be expected to cause a Material Adverse Change.

         5.17 ERISA Compliance. The Borrower shall cause each Restricted Entity to (i) comply in all material respects with all applicable provisions of ERISA and prevent the occurrence of any Reportable Event or Prohibited Transaction with respect to, or the termination of, any of their respective Plans where the failure to do so could reasonably be expected to cause a Material Adverse Change and (ii) not create or participate in any employee pension benefit plan covered by Title IV of ERISA or any multiemployer plan under Section 4001(a)(3) of ERISA.

         5.18 Payment of Certain Claims. The Borrower shall cause each Restricted Entity to pay and discharge, before the same shall become delinquent,
(a) all taxes, assessments, levies, and like charges imposed upon any such Person or upon any such Person's income, profits, or property by authorities having competent jurisdiction prior to the date on which penalties attach thereto except for tax payments being contested in good faith for which adequate reserves have been established and reported in accordance with generally accepted accounting principles which could not reasonably be expected to cause a Material Adverse Change and (b) all trade payables and current operating liabilities, unless the same are less than 90 days past due or are being contested in good faith, have adequate reserves established and reported in accordance with generally accepted accounting principles, and could not reasonably be expected to cause a Material Adverse Change.

         5.19 New and Excluded Subsidiaries; Excluded Collateral.

                  (a) Upon the formation or acquisition of any new Subsidiary of the Borrower, the Borrower shall have 30 days to designate to the Agent that such Subsidiary shall be an Excluded Subsidiary. Any new Subsidiary (other than Excluded Subsidiaries) and any Subsidiary that ceases to be an Excluded Subsidiary in accordance with the definition thereof shall be a "Joining Subsidiary". Within 30 days of any Person becoming a Joining Subsidiary the Borrower shall and shall cause such Joining Subsidiary to execute and deliver to the Agent such joinder agreements, guaranties, pledge agreements, security agreements, mortgages, amendment agreements and other documents and agreements as the Agent requests so that the Joining Subsidiary guarantees the Credit Obligations and secures the Credit Obligations with the Collateral (other than Excluded Collateral) owned by the Joining Subsidiary on the same terms as the other Subsidiaries of the Borrower (other than TPI, Swan, and the Excluded Subsidiaries), including the execution and delivery of such new documents and agreements as the Agent determines are necessary to have the same effect in different jurisdictions. In connection therewith, the Borrower shall provide corporate documentation and opinion letters to the extent requested by the Agent reasonably satisfactory to the Agent reflecting the corporate status of such Subsidiary of the Borrower and the enforceability of such agreements.

                  (b) Within 30 days following any Excluded Collateral's ceasing to be Excluded Collateral, the Borrower shall and shall cause its Subsidiaries (other than TPI, Swan, and the Excluded Subsidiaries) to take such actions specified in paragraph (a) above so that the Credit

Obligations are secured by the previously Excluded Collateral in the same manner as other Collateral.

ARTICLE 6. DEFAULT AND REMEDIES.

         6.1 Events of Default. Each of the following shall be an "Event of Default" for the purposes of this Agreement and for each of the Credit
Documents:

                  (a) Payment Failure. The Borrower (i) fails to pay when due any principal amounts due under this Agreement or any other Credit Document or
(ii) fails to pay when due any interest, fees, reimbursements, indemnifications, or other amounts due under this Agreement or any other Credit Document and such failure has not been cured within five Business Days;

                  (b) False Representation. Any written representation or warranty made by any Credit Party or any Responsible Officer thereof in this Agreement or in any other Credit Document proves to have been false or erroneous in any material respect at the time it was made or deemed made;

                  (c) Breach of Covenant. (i) Any breach by the Borrower of any of the covenants contained in Sections 5.1(a) (with respect to the Borrower), 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.13, 5.17, or 5.19 or (ii) any
breach by any Credit Party of any other covenants contained in this Agreement, or any other Credit Document and such breach is not cured within 30 days following the earlier of knowledge of such breach by such Credit Party or the receipt of written notice thereof from the Agent;

                  (d) Security and Support Documents. Any Security Document shall at any time and for any reason cease to create the Lien on the property purported to be subject to such agreement in accordance with the terms of such agreement, or cease to be in full force and effect, or shall be contested by any party thereto (except for such property as is released from such a Lien by a written release from the Agent);

                  (e) Guaranties. (i) any Guaranty shall at any time and for any reason cease to be in full force and effect with respect to any Guarantor (except as permitted under Section 5.9 hereof) or shall be contested by any Guarantor, or any Guarantor shall deny it has any further liability or obligation thereunder, or (ii) any breach by any Guarantor of any of the covenants contained in Sections 1.1 or 1.2 of such Guarantor's Guaranty;

                  (f) Material Debt Default. (i) Any principal, interest, fees, or other amounts due on any Debt of any Restricted Entity (other than the Credit Obligations) is not paid when due, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, and such failure is not waived or cured within the applicable grace period, if any, and the aggregate amount of all Debt of such Persons so in default exceeds $1,000,000; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any Debt of any such Person (other than the Credit Obligations) the effect of which is to accelerate or to permit the acceleration of the maturity of any such Debt, whether or not any such Debt is actually accelerated, and such event or condition shall not be waived or cured within the applicable grace period, if any, and the aggregate amount of all Debt of such Persons so in default exceeds $1,000,000; (iii) any Debt of any such Person shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment) prior to the stated maturity thereof, and the aggregate amount of all Debt of such Persons so accelerated exceeds $500,000; or (iv) there shall occur any "Event of Default" under any of the BRC Loan Documents.

                  (g) Bankruptcy and Insolvency. (i) there shall have been filed against any Restricted Entity or any such Person's properties, without such Person's consent, any petition or other request for relief seeking an arrangement, receivership, reorganization, liquidation, or similar relief under bankruptcy or other laws for the relief of debtors and such request for relief
(A) remains in effect for 60 or more days, whether or not consecutive, or (B) is approved by a final nonappealable order, or (ii) any such Person consents to or files any petition or other request for relief of the type described in clause
(i) above seeking relief from creditors, makes any assignment for the benefit of creditors or other arrangement with creditors, or admits in writing such Person's inability to pay such Person's debts as they become due (the occurrence of any Event of Default under clause (i) or (ii) of this paragraph being a "Bankruptcy Event of Default");

                  (h) Adverse Judgment. The aggregate outstanding amount of judgments against the Restricted Entities not discharged or stayed pending appeal or other court action within 30 days following entry (i) is greater than $1,000,000 or (ii) could reasonably be expected to cause a Material Adverse Change; or

                  (i) Change of Control. There shall occur any Change of Control.

         6.2 Termination of Revolving Loan Commitments. Upon the occurrence of any Bankruptcy Event of Default, all of the commitments of the Agent and the Banks hereunder shall terminate. During the existence of any Event of Default other than a Bankruptcy Event of Default, the Agent shall at the request of the Majority Banks declare by written notice to the Borrower all of the commitments of the Agent and the Banks hereunder terminated, whereupon the same shall immediately terminate.

         6.3 Acceleration of Credit Obligations. Upon the occurrence of any Bankruptcy Event of Default, the aggregate outstanding principal amount of all loans made hereunder, all accrued interest thereon, and all other Credit Obligations shall immediately and automatically become due and payable. During the existence of any Event of Default other than a Bankruptcy Event of Default, the Agent shall at the request of the Majority Banks declare by written notice to the Borrower the aggregate outstanding principal amount of all loans made hereunder, all accrued interest thereon, and all other Credit Obligations to be immediately due and payable, whereupon the same shall immediately become due and payable.

In connection with the foregoing, except for the notice provisions in Section
6.1 and the notice provided for in this Section 6.3, the Borrower waives notice of any Default or Event of Default, grace, notice of intent to accelerate, notice of acceleration, presentment, demand, notice of nonpayment, protest, and all other notices.

         6.4 Cash Collateralization of Letters of Credit. Upon the occurrence of any Bankruptcy Event of Default, the Borrower shall pay to the Agent an amount equal to the Letter of Credit Exposure allocable to the Letters of Credit requested by the Borrower to be held in the Letter of Credit Collateral Account for disposition in accordance with Section 2.2(g). During the existence of any Event of Default other than a Bankruptcy Event of Default, the Agent shall at the request of the Majority Banks require by written notice to the Borrower that the Borrower pay to the Agent an amount equal to the Letter of Credit Exposure allocable to the Letters of Credit requested by the Borrower to be held in the Letter of Credit Collateral Account for disposition in accordance with Section 2.2(g), whereupon the Borrower shall pay to the Agent such amount for such purpose.

         6.5 Default Interest. If any Event of Default exists, the Agent shall at the request of the Majority Banks declare by written notice to the Borrower that the Credit Obligations specified in such notice shall bear interest beginning on the date specified in such notice until paid in full at the applicable Default Rate for such Credit Obligations, whereupon the Borrower shall pay such interest to the Agent for the benefit of the Agent and the Banks, as applicable, upon demand by the Agent.

         6.6 Right of Setoff. During the existence of an Event of Default, the Agent and each Bank is hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any indebtedness owed by the Agent or such Bank to the Borrower against any and all of the obligations of the Borrower under this Agreement and the Credit Documents, irrespective of whether or not the Agent or such Bank shall have made any demand under this Agreement or the Credit Documents and although such obligations may be contingent and unmatured. The Agent and each Bank, as the case may be, agrees promptly to notify the Borrower after any such setoff and application made by such party provided that the failure to give such notice shall not affect the validity of such setoff and application.

         6.7 Actions Under Credit Documents. Following an Event of Default, the Agent shall at the request of the Majority Banks take any and all actions permitted under the other Credit Documents, including the Guaranties and the Security Documents.

         6.8 Remedies Cumulative. No right, power, or remedy conferred to the Agent or the Banks in this Agreement and the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise, shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power, or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to the Agent or the Banks in this Agreement and the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.

         6.9 Application of Payments. Prior to the Revolving Loan Maturity Date or any acceleration of the Credit Obligations, all payments made hereunder shall be applied to the Credit Obligations as directed by the Borrower, subject to the rules regarding the application of payments to certain Credit Obligations provided for hereunder and in the Credit Documents. Following the Revolving Loan Maturity Date or any acceleration of the Credit Obligations, all payments and collections shall be applied to the Credit Obligations in the following order:

                  First, to the payment of the costs, expenses, reimbursements (other than reimbursement obligations with respect to draws under Letters of Credit), and indemnifications of the Agent that are due and payable under the Credit Documents;

                  Then, ratably to the payment of the costs, expenses, reimbursements (other than reimbursement obligations with respect to draws under Letters of Credit), and indemnifications of the Banks that are due and payable under the Credit Documents;

                  Then, ratably to the payment of all accrued but unpaid interest and fees and obligations under Interest Hedge Agreements due and payable under the Credit Documents;

                  Then, ratably to the payment of all outstanding principal and reimbursement obligations for draws under Letters of Credit due and payable under the Credit Documents;

                  Then, ratably to the payment of any other amounts due and owing with respect to the Credit Obligations; and

                  Finally, any surplus held by the Agent and remaining after payment in full of all the Credit Obligations and reserve for Credit Obligations not yet due and payable shall be promptly paid over to the Borrower or to whomever may be lawfully entitled to receive such surplus. All applications shall be distributed in accordance with Section 2.10(a).

ARTICLE 7. THE AGENT AND THE ISSUING BANK

         7.1 Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. Statements under the Credit Documents that the Agent may take certain actions, without further qualification, means that the Agent may take such actions with or without the consent of the Banks or the Majority Banks, but where the Credit Documents expressly require the determination of the Banks or the Majority Banks, the Agent shall not take any such action without the prior written consent thereof. As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Revolving Loan Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Revolving Loan Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable law.

         7.2 Reliance, Etc. Neither the Agent, the Issuing Bank, nor any of their respective Related Parties (for the purposes of this Section 7.2, collectively, the "Indemnified Parties") shall be liable for any action taken or omitted to be taken by any Indemnified Party under or in connection with this Agreement or the other Credit Documents, INCLUDING ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE, except for any Indemnified Party's gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent and the Issuing Bank: (a) may treat the payee of any Revolving Loan Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Credit Document on the part of the Credit Parties or to inspect the property (including the books and records) of the Credit Parties; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

         7.3 Affiliates. With respect to its Revolving Loan Commitments, the Revolving Loan Advances made by it, its interests in the Letters of Credit, and the Revolving Loan Notes issued to it, the Agent and the Issuing Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent and the Issuing Bank in their individual capacity. The Agent, the Issuing Bank, and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Credit Party, and any Person who may do business with or own securities of any Credit Party, all as if the Agent were not an agent hereunder and the Issuing Bank were not the issuer of Letters of Credit hereunder and without any duty to account therefor to the Banks.

         7.4 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it shall, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         7.5 Expenses. To the extent not paid by the Borrower, each Bank severally agrees to pay to the Agent and the Issuing Bank on demand such Bank's ratable share of the following: (a) all reasonable out-of-pocket costs and expenses of the Agent and the Issuing Bank in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement and the other Credit Documents, including the reasonable fees and expenses of outside counsel for the Agent and the Issuing Bank with respect to advising the Agent and the Issuing Bank as to their respective rights and responsibilities under this Agreement and the Credit Documents, and (b) all out-of-pocket costs and expenses of the Agent and the Issuing Bank in connection with the preservation or enforcement of the rights of the Agent, the Issuing Bank, and the Banks under this Agreement and the other Credit Documents, whether through negotiations, legal proceedings, or otherwise, including fees and expenses of counsel for the Agent and the Issuing Bank. The provisions of this paragraph shall survive the repayment and termination of the credit provided for under this Agreement and any purported termination of this Agreement which does not expressly refer to this paragraph.

         7.6 Indemnification. To the extent not reimbursed by the Borrower, each Bank severally agrees to protect, defend, indemnify, and hold harmless the Agent, the Issuing Bank, and each of their respective Related Parties (for the purposes of this Section 7.6, collectively, the "Indemnified Parties"), from and against all demands, claims, actions, suits, damages, judgments, fines, penalties, liabilities, and out-of-pocket costs and expenses, including reasonable costs of attorneys and related costs of experts such as accountants (collectively, the "Indemnified Liabilities"), actually incurred by any Indemnified Party which are related to any litigation or proceeding relating to this Agreement, the Credit Documents, or the transactions contemplated thereunder, INCLUDING ANY INDEMNIFIED LIABILITIES CAUSED BY ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE, but not Indemnified Liabilities which are a result of any Indemnified Party's gross negligence or willful misconduct. The provisions of this paragraph shall survive the repayment and termination of the credit provided for under this Agreement and any purported termination of this Agreement which does not expressly refer to this paragraph.

         7.7 Successor Agent and Issuing Bank. The Agent or the Issuing Bank may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks upon receipt of written notice from the Majority Banks to such effect. Upon receipt of notice of any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent or Issuing Bank with the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent or Issuing Bank shall have been so appointed by the Majority Banks with the consent of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Agent's or Issuing Bank's giving of notice of resignation or the Majority Banks' removal of the retiring Agent or Issuing Bank, then the retiring Agent or Issuing Bank may, on behalf of the Banks and the Borrower, appoint a successor Agent or Issuing Bank, which shall be, in the case of a successor agent, a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 and, in the case of the Issuing Bank, a Bank. Upon the acceptance of any appointment as Agent or Issuing Bank by a successor Agent or Issuing Bank, such successor Agent or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Agent or Issuing Bank, and the retiring Agent or Issuing Bank shall be discharged from any duties and obligations under this Agreement and the other Credit Documents after such acceptance, except that the retiring Issuing Bank shall remain the Issuing Bank with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Bank with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Bank until the termination of all such Letters of Credit. After any Agent's or Issuing Bank's resignation or removal hereunder as Agent or Issuing Bank, the provisions of this Article 7 shall inure to such Person's benefit as to any actions taken or omitted to be taken by such Person while such Person was Agent or Issuing Bank under this Agreement and the other Credit Documents.

         7.8 Syndication Agent and Documentation Agent. The Syndication Agent and Documentation Agent shall have no duties, obligations, or liabilities hereunder or in connection herewith in their capacities as Syndication Agent and Documentation Agent.

ARTICLE 8. MISCELLANEOUS.

         8.1 Expenses. The Borrower shall pay on demand of the applicable party specified herein (a) all reasonable out-of-pocket costs and expenses of the Agent and the Issuing Bank in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement and the other Credit Documents, including the reasonable fees and expenses of outside counsel for the Agent and the Issuing Bank, and (b) all out-of-pocket costs and expenses of the Agent, the Issuing Bank, and each Bank in connection with the preservation or enforcement of their respective rights under this Agreement and the other Credit Documents, whether through negotiations, legal proceedings, or otherwise, including fees and expenses of counsel for the Agent, the Issuing Bank, and each Bank. The provisions of this paragraph shall survive the repayment and termination of the credit provided for under this Agreement and any purported termination of this Agreement which does not expressly refer to this paragraph.

         8.2 Indemnification. The Borrower agrees to protect, defend, indemnify, and hold harmless the Agent, the Issuing Bank, each Bank, and each of their respective Related Parties (for the purposes of this Section 8.2, collectively, the "Indemnified Parties"), from and against all demands, claims, actions, suits, damages, judgments, fines, penalties, liabilities, and out-of-pocket costs and expenses, including reasonable costs of attorneys and related costs of experts such as accountants (collectively, the "Indemnified Liabilities"), actually incurred by any Indemnified Party which are related to any litigation or proceeding relating to this Agreement, the Credit Documents, or the transactions contemplated thereunder, INCLUDING ANY INDEMNIFIED LIABILITIES CAUSED BY ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE, but not Indemnified Liabilities which are a result of any Indemnified Party's gross negligence or willful misconduct. The provisions of this paragraph shall survive the repayment and termination of the credit provided for under this Agreement and any purported termination of this Agreement which does not expressly refer to this paragraph.

         8.3 Modifications, Waivers, and Consents. No modification or waiver of any provision of this Agreement or the Revolving Loan Notes, nor any consent required under this Agreement or the Revolving Loan Notes, shall be effective unless the same shall be in writing and signed by the Agent and Majority Banks and the Borrower, and then such modification, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no modification, waiver, or consent shall, unless in writing and signed by the Agent, all the Banks, and the Borrower do any of the following: (a) waive any of the conditions specified in Section 3.1 or 3.2,
(b) increase the Revolving Loan Commitments of the Banks, (c) forgive or reduce the amount or rate of any principal, interest, or fees payable under the Credit Documents, or postpone or extend the time for payment thereof, (d) release any Guaranty or any material collateral securing the Credit Obligations (except as otherwise permitted or required herein), or (e) change the percentage of Banks required to take any action under this Agreement, the Revolving Loan Notes, or the Security Documents, including any amendment of the definition of "Majority Banks" or this Section 8.3. No modification, waiver, or consent shall, unless in writing and signed by the Agent or the Issuing Bank affect the rights or obligations of the Agent or the Issuing Bank, as the case may be, under the Credit Documents. The Agent shall not modify or waive or grant any consent under any other Credit Document of such action would be prohibited under this Section
8.3 with respect to the Credit Agreement or the Revolving Loan Notes.

         8.4 Survival of Agreements. All representations, warranties, and covenants of the Borrower in this Agreement and the Credit Documents shall survive the execution of this Agreement and the Credit Documents and any other document or agreement.

         8.5 Assignment and Participation. This Agreement and the Credit Documents shall bind and inure to the benefit of the Borrower and their respective successors and assigns and the Agent and the Banks and their respective successors and assigns. The Borrower may not assign its rights or delegate its duties under this Agreement or any Credit Document.

                  (a) Assignments. Any Bank may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Loan Commitments, the Revolving Loan Advances owing to it, the Revolving Loan Notes held by it, and the participation interest in the Letters of Credit owned by
it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of such Bank's rights and obligations under this Agreement, (ii) assignments of Revolving Loan Commitments shall be made in minimum amounts of $5,000,000 and be made in integral multiples of $1,000,000 and the assigning Bank, if it retains any Revolving Loan Commitments, shall maintain at least $5,000,000 in Revolving Loan Commitments, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Revolving Loan Notes subject to such assignment, and (v) each Eligible Assignee (other than the Eligible Assignee of the Agent) shall pay to the Agent a $3,500 administrative fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) such Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                  (b) Term of Assignments. By executing and delivering an Assignment and Acceptance, the Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee shall, independently and without reliance upon the Agent, such Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it shall perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (c) The Register. The Agent shall maintain at its address referred to in Section 8.6 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Revolving Loan Commitments of each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, the Issuing Bank, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Procedures. Upon its receipt of an Assignment and Acceptance executed by a Bank and an Eligible Assignee, together with the Revolving Loan Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed in the appropriate form, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Agent in exchange for the surrendered Revolving Loan Notes a new Revolving Loan Note to the order of such Eligible Assignee in an amount equal to the Revolving Loan Commitment assumed by it pursuant to such Assignment and Acceptance and, if such Bank has retained any Revolving Loan Commitment hereunder, a new Revolving Loan Note to the order of such Bank in an amount equal to the Revolving Loan Commitment retained by it hereunder. Such new Revolving Loan Notes shall be dated the effective date of such Assignment and Acceptance and shall be in the appropriate form.

                  (e) Participation. Each Bank may sell participation to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Loan Commitments, the Revolving Loan Advances owing to it, its participation interest in the Letters of Credit, and the Revolving Loan Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Revolving Loan Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Revolving Loan Notes for all purposes of this Agreement, (iv) the Borrower, the Agent, and the Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not require the participant's consent to any matter under this Agreement, except for change in the principal amount of the Revolving Loan Notes, reductions in fees or interest, extending the applicable maturity date, or releasing any collateral or guarantor (except to the extent otherwise permitted herein or in any of the other Credit Documents). The Borrower hereby agrees that participants shall have the same rights under Sections 2.6, 2.7, 2.8, 2.9, 2.10, and 8.2 as a Bank to the extent of their respective participation.

                  (f) Assignments or Pledges to Federal Reserve Banks. In addition to the foregoing rights of assignment and participation, any Bank may assign or pledge any portion of its rights under this Agreement (including the Revolving Loan Advances owed to such Bank) to any Federal Reserve Bank in accordance with applicable law without notice to or the consent of the Borrower or the Agent, provided that (i) such Bank shall not be relieved of its obligations under this Agreement as a result thereof and (ii) in no event shall the Federal Reserve Bank be entitled to direct the actions of the pledging or assigning Bank under this Agreement.

         8.6 Notice. All notices and other communications under this Agreement, the Swing Line Note, and the Revolving Loan Notes shall be in writing and mailed by certified mail (return receipt requested), telecopied, telexed, hand delivered, or delivered by a nationally recognized overnight courier, to the address for the appropriate party specified in Schedule I or at such other address as shall be designated by such party in a written notice to the other parties. Mailed notices shall be effective when received. Telecopied or telexed notices shall be effective when transmission is completed or confirmed by telex answerback. Delivered notices shall be effective when delivered by messenger or courier. Notwithstanding the foregoing, notices and communications to the Agent pursuant to Article 2 or 7 shall not be effective until received by the Agent.

         8.7 Choice of Law. This Agreement, the Swing Line Note, and the Revolving Loan Notes have been prepared, are being executed and delivered, and are intended to be performed in the State of Texas, and the substantive laws of the State of Texas and the applicable federal laws of the United States shall govern the validity, construction, enforcement, and interpretation of this Agreement, the Swing Line Note, and the Revolving Loan Notes; provided however, Chapter 346 of the Texas Finance Code shall not apply to this Agreement, the Swing Line Note, the Revolving Loan Notes, to any of the other Credit Documents, or to the loan transactions evidenced or contemplated by this Agreement. Each Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500 (1993 version).

         8.8 Forum Selection. THE BORROWER IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF ANY FEDERAL COURT LOCATED IN SUCH STATE IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATED THERETO. THE BORROWER

AGREES AND SHALL NOT CONTEST THAT PROPER FORUM AND VENUE FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO ARE IN THE COURTS OF THE STATE OF TEXAS IN HARRIS COUNTY, TEXAS, AND THE FEDERAL COURTS LOCATED IN HARRIS COUNTY, TEXAS. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE FOREGOING BASED UPON CLAIMS THAT THE FOREGOING COURTS ARE AN INCONVENIENT FORUM.

         8.9 Service of Process. IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO, THE BORROWER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS OR NOTICE AND AGREES THAT SERVICE BY FIRST CLASS MAIL, RETURN RECEIPT REQUESTED, TO THE BORROWER AT ITS ADDRESS FOR NOTICES HEREUNDER, OR ANY OTHER FORM OF SERVICE PROVIDED FOR IN THE TEXAS CIVIL PRACTICE LAW AND RULES THEN IN EFFECT SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE UPON THE BORROWER.

         8.10 Waiver of Jury Trial. THE BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO.

         8.11 Counterparts. This Agreement may be executed in multiple counterparts which together shall constitute one and the same instrument.

         8.12 No Further Agreements. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

              [The remainder of this page is intentionally blank.]

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  EXECUTED as of the date first above written.


                                   BORROWER:

                                   TYLER TECHNOLOGIES, INC.


                                   By:
                                      -----------------------------------------
                                      Brian K. Miller, Vice President



                                   AGENT:

                                   BANK OF AMERICA, N.A., as Agent


                                   By:
                                      -----------------------------------------
                                      Craig S. Wall, Senior Vice President


                                   BANKS:

                                   BANK OF AMERICA, N.A.


                                   By:
                                      -----------------------------------------
                                      Craig S. Wall, Senior Vice President

                                   Revolving Loan Commitment:   [$35,000,000]

                                   CHASE BANK OF TEXAS, N.A.



                                   By:
                                      -----------------------------------------

                                   Name:
                                        ---------------------------------------

                                   Title:
                                         --------------------------------------

                                   Revolving Loan Commitment:   [$20,000,000]

                                    BANK ONE, TEXAS, N.A.



                                   By:
                                      -----------------------------------------

                                   Name:
                                        ---------------------------------------

                                   Title:
                                         --------------------------------------

                                   Revolving Loan Commitment:     [$20,000,000]

                                    TEXAS CAPITAL BANK, NATIONAL ASSOCIATION



                                   By:
                                      -----------------------------------------

                                   Name:
                                        ---------------------------------------

                                   Title:
                                         --------------------------------------

                                   Revolving Loan Commitment:     [$5,000,000]

                                                                       Exhibit A


                                     FORM OF
                             COMPLIANCE CERTIFICATE

                                     [date]



Bank of America, N.A., as Agent
   for the financial institutions parties to the Credit Agreement referred to below
700 Louisiana, 7th Floor
Houston, Texas 77002

Attention:  Mr. William T. Griffin, Jr.

Ladies and Gentlemen:

         Tyler Technologies, Inc., refers to the Credit Agreement dated as of October 1, 1999 (as the same may be modified from time to time, the "Credit Agreement"), among Tyler Technologies, Inc. (the "Borrower"), certain financial institutions which are or may become parties thereto, as Banks, Bank of America, N.A., as Agent for the Banks, Chase Bank of Texas, N.A., as the Syndication Agent, Bank One, Texas, N.A. as Documentation Agent, and Banc of America Securities LLC, as Lead Arranger and Book Manager, the defined terms of which are used herein unless otherwise defined herein.

I hereby certify that I have no knowledge of any Defaults by the Borrower in the observance of any of the provisions in the Credit Agreement which existed as of [_______________] or which exist as of the date of this letter.

I also certify that the accompanying consolidated Financial Statements present fairly, in all material respects, the consolidated financial condition of the Borrower as of [_______________], and the related results of operations for the [_______________] then ended, in conformity with generally accepted accounting principles (subject, with respect to financial statements furnished pursuant to Section 5.2(b) of the Credit Agreement, to normal year-end audit adjustments).

The following sets forth the information and computations to demonstrate compliance with the requirements of Section 5.5 of the Credit Agreement as of [_______________]:

         1.       Section 5.5(a) Net Worth

                  a.       Net Worth                                                              $
                                                                                                   ----------------
                  b.       75% of cumulative quarterly consolidated
                           positive net income of Borrower for each
                           fiscal quarter ending after June 30, 1999                              $
                                                                                                   ----------------
                  c.       100% of net proceeds resulting from any sale or
                           issuance of any stock of Borrower or its
                           Subsidiaries since June 30, 1999                                       $
                                                                                                   ----------------
                  d.       100% of any increase in the consolidated
                           Net Worth of the Borrower resulting from any
                           Acquisition since June 30, 1999 (which increase
                           has not included the calculation of 1.(b) or 1(c))                     $
                                                                                                   ----------------
                  e.       Minimum Net Worth requirement =
                           $94,559,000 + 1(b) + 1(c) + 1(d)                                       $
                                                                                                   ----------------


         2.       Section 5.5(b) Debt Ratio

                  a.       consolidated Debt as of fiscal quarter
                           most recently ended                                                    $
                                                                                                   ----------------
                  b.       consolidated Proforma EBITDA of the Borrower

                  for the preceding four fiscal quarters (prior to
                           Schedule III addbacks)                                                 $
                                                                                                   ----------------
                  c.       Schedule III addbacks for preceding four fiscal quarters               $
                                                                                                   ----------------
                  d.       adjusted Proforma EBITDA of the Borrower = 2(b) + 2(c)                 $
                                                                                                   ----------------
                  e.       Debt Ratio 2(a) / 2(d)                                                           to 1.00
                                                                                                  ---------
                  f.       maximum permitted Debt Ratio
                           prior to June 30, 2000                                                      3.00 to 1.00
                           from June 30, 2000 to but excluding
                           December 31, 2000                                                           2.75 to 1.00
                           from December 31, 2000 and thereafter                                       2.50 to 1.00

         3.       Section 5.5(c) Fixed Charge Coverage Ratio

                  a.       consolidated EBITDA for preceding four fiscal
                           quarters (prior to Schedule III addbacks)                              $
                                                                                                   ----------------
                  b.       Schedule III addbacks for preceding four fiscal quarters               $
                                                                                                   ----------------
                  c.       adjusted EBITDA of the Borrower = 2(a) + 2(b)                          $
                                                                                                   ----------------
                  d.       consolidated cash taxes paid for preceding
                           four fiscal quarters                                                   $
                                                                                                   ----------------
                  e.       consolidated Capital Expenditures for
                           the preceding four fiscal quarters, exclusive of
                           Excluded Database Expenditures                                         $
                                                                                                   ----------------
                  f.       consolidated interest expense for preceding
                           four fiscal quarters                                                   $
                                                                                                   ----------------
                  g.       capitalized interest for preceding
                           four fiscal quarters                                                   $
                                                                                                   ----------------
                  h.       consolidated cash dividends paid for preceding
                           four fiscal quarters                                                   $
                                                                                                   ----------------
                  i.       ratio = (3.(c) - 3(d) - 3(e)) / (3(f) + 3(g) + 3(h)                              to 1.00
                                                                                                  ---------
                  j.       minimum required                                                               2.50 1.00

         4.       Section 5.5(d) Capital Expenditures

                  a.       consolidated Capital Expenditures for preceding four
                           fiscal quarters                                                        $
                                                                                                   ----------------
                  b.       aggregate amount of Capital Expenditures for
                           preceding four fiscal quarters made with proceeds
                           from Borrower's equity offering                                        $
                                                                                                   ----------------
                  c.       adjusted consolidated Capital Expenditures
                           = 4(a) - 4(b)                                                          $
                                                                                                   ----------------
                  d.       Borrower's Current Net Worth                                           $
                                                                                                   ----------------
                  e.       maximum permitted Capital Expenditures
                           = 4(d) x 0.10                                                          $
                                                                                                   ----------------

         5.       Permitted Debt

                  a.       Debt attributed to paragraph (f)
                           of definition of the "Permitted Debt"                                  $
                                                                                                   ----------------
                  b.       maximum permitted                                                            $10,000,000


                                             Very truly yours,

                                             TYLER TECHNOLOGIES, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                                                       Exhibit B


                                     FORM OF
                        REVOLVING LOAN BORROWING REQUEST


                                     [date]


Bank of America, N.A., as Agent
Attn:  Mr.  William T. Griffin, Jr.
700 Louisiana, 7th Floor
Houston, Texas 77002
Telephone:   713-247-7457
Telecopier:  713-247-7748

Ladies and Gentlemen:

The undersigned, Tyler Technologies, Inc., a Delaware corporation ("Borrower"), refers to the Credit Agreement dated as of October 1, 1999 (as the same may be modified from time to time, the "Credit Agreement," the defined terms of which are used in this Revolving Loan Borrowing Request unless otherwise defined in this Revolving Loan Borrowing Request), among the Borrower, certain financial institutions which are or may become parties thereto ("Banks"), Bank of America, N.A., as Agent for the Banks ("Agent"), Chase Bank of Texas, N.A., as the Syndication Agent, Bank One, Texas, N.A. as Documentation Agent, and Banc of America Securities LLC, as Lead Arranger and Book Manager, and hereby gives you irrevocable notice pursuant to Section 2.1(b)(i) of the Credit Agreement that the undersigned hereby requests a Revolving Loan Borrowing (the "Proposed Borrowing") on the terms set on the following page:

         Date of Revolving Loan Borrowing(1)           :
         Type of Tranches(2)                           :
         Aggregate Amount(3)                           :
         Tranche Amount(4) (if more than 1 Tranche)    :
         Interest Period(5)                            :

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

         (a) the representations and warranties contained in the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed Borrowing and the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing;

         (b) no Default has occurred and remains uncured, nor would result from the Proposed Borrowing or from the application of the proceeds therefrom; and

         (c) following the making of the proposed Revolving Loan Borrowing and all other Revolving Loan Borrowings to be made on the same day to the Borrower, the aggregate outstanding principal amount of the Revolving Loan plus the Letter of Credit Exposure (which shall be outstanding at the end of such day) plus the amount of the Swing Line Loan (which shall be outstanding at the end of such day) shall not exceed the aggregate amount of the Revolving Loan Commitments.



------------------
     (1) The Date of Revolving Loan Borrowing for the Proposed Borrowing must be a Business Day. The Borrower must give three Business Days' advance notice for Revolving Loan Borrowings that include any LIBOR Tranche and same day notice for Revolving Loan Borrowings that include only Base Rate Tranches.

     (2) The type of Tranches comprising the Proposed Borrowing may be Base Rate Tranches and/or LIBOR Tranches subject to the provisions of Section 2.5(a).

     (3) The Aggregate Amount of the Proposed Borrowing for LIBOR Tranches must be in an amount at least equal to the Minimum Borrowing Amount of $5,000,000 and in multiples of the Minimum Borrowing Multiple of $1,000,000. The Aggregate Amount of the Proposed Borrowing for Base Rate Tranches must be in an amount at least equal to the Minimum Borrowing Amount of $1,000,000 and in multiples of the Minimum Borrowing Multiple of $500,000.

     (4) The Tranche Amount of the Proposed Borrowing for LIBOR Tranches must be in an amount of at least the Minimum Borrowing Amount of $5,000,000 and in multiples of the Minimum Borrowing Multiple of $1,000,000. The Tranche Amount of the Proposed Borrowing for Base Rate Tranches must be in an amount of at least the Minimum Borrowing Amount of $1,000,000 and in multiples of the Minimum Borrowing Multiple of $500,000.

     (5) The Interest Period applies only to Revolving Loan Borrowings including LIBOR Tranches and may be one, two, three, or six months. Insert "N/A" for Revolving Loan Borrowings which include only Base Rate Tranches.

                                          Very truly yours,

                                          TYLER TECHNOLOGIES, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                                                       Exhibit C


                                     FORM OF
                         INTEREST RATE ELECTION REQUEST


                                     [date]


Bank of America, N.A., as Agent
   for the financial institutions parties to the Credit Agreement referred to below
700 Louisiana, 7th Floor
Houston, Texas 77002

Attention:  Mr. William T. Griffin, Jr.

The undersigned, Tyler Technologies, Inc., refers to the Credit Agreement dated as of October 1, 1999 (as the same may be modified from time to time, the "Credit Agreement"), among Tyler Technologies, Inc. (the "Borrower"), certain financial institutions which are or may become parties thereto, as Banks, Bank of America, N.A., as Agent for the Banks, Chase Bank of Texas, N.A., as the Syndication Agent, Bank One, Texas, N.A. as Documentation Agent, and Banc of America Securities LLC, as Lead Arranger and Book Manager, the defined terms of which are used herein unless otherwise defined herein. Borrower hereby gives you irrevocable notice pursuant to Section 2.5(a) of the Credit Agreement that the undersigned hereby requests a [conversion][continuation] of the outstanding Tranche described below into a new Tranche (the "Proposed Tranche") on the terms set forth below:

         Outstanding Tranche
         Date of Tranche's Origination      :
         Type of Tranche                    :
         Aggregate Amount
           for Continuation/
           Conversion                       :
         Interest Period                    :

         Proposed Tranche
         Date of Continuation
             or Conversion(1)         :
         Type of Tranche(2)           :
         Aggregate Amount(3)          :
         Interest Period(4)           :

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Tranche:

         (a) the representations and warranties contained in the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed Tranche/Tranches and the application of the proceeds therefrom, as though made on the date of the Proposed Tranche/Tranches; and

         (b) no Default has occurred and remains uncured, nor would result from the Proposed Tranche.


                                          Very truly yours,

                                          TYLER TECHNOLOGIES, INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


------------------
     (1) The Date of the proposed continuation or conversion must be a Business Day. The Borrower must give three Business Days' advance notice for conversions into or continuations of LIBOR Tranches.

     (2) The Type of Tranches may be Base Rate Tranches or LIBOR Tranches.

     (3) The Aggregate Amount of the Proposed Tranche for LIBOR Tranches must be in an amount at least equal to the Minimum Borrowing Amount of $5,000,000 and in multiples of the Minimum Borrowing Multiple of $1,000,000. The Aggregate Amount of the Proposed Tranche for Base Rate Tranches must be in an amount at least equal to the Minimum Borrowing Amount of $1,000,000 and in multiples of the Minimum Borrowing Multiple of $500,000.

     (4) The Interest Period applies only to LIBOR Tranches and may be one, two, three, or six months. Insert "N/A" for Prime Rate Tranches.

                                                                       Exhibit D




                                PROMISSORY NOTE
                                  [Bank Name]


$[Amount]                        Houston, Texas                           [Date]


         For value received, the undersigned TYLER TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of [Bank Name] ("Bank"), the principal amount of [Amount] ($ ) or, if less, the aggregate outstanding principal amount of the Revolving Loan Advances (as defined in the Credit Agreement referred to below) made by the Bank to the Borrower, together with accrued but unpaid interest on the principal amount of each such Revolving Loan Advance from the date of such Revolving Loan Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

         This Revolving Loan Note is one of the Revolving Loan Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of October 1, 1999 (as the same may be modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions parties thereto ("Banks"), Bank of America, N.A., as Agent for the Banks ("Agent"), Chase Bank of Texas, N.A., as the Syndication Agent, Bank One, Texas, N.A. as the Documentation Agent, and Banc of America Securities LLC, as Lead Arranger and Book Manager. Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Revolving Loan Advances by the Bank to the Borrower from time to time, the indebtedness of the Borrower resulting from each such Revolving Loan Advance being evidenced by this Revolving Loan Note, and (b) contains provisions for acceleration of the maturity of this Revolving Loan Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Revolving Loan Note upon the terms and conditions specified in the Credit Agreement.

         Both principal and interest are payable to the Agent in the currency, at the times, in the locations, and in the manner specified in the Credit Agreement. The Bank shall record all Revolving Loan Advances and payments of principal made under this Revolving Loan Note, but no failure of the Bank to make such recordings shall affect the Borrower's repayment obligations under this Revolving Loan Note.

         It is contemplated that because of prepayments there may be times when no indebtedness is owed under this Revolving Loan Note. Notwithstanding such prepayments, this Revolving Loan Note shall remain valid and shall be in force as to Revolving Loan Advances made pursuant to the Credit Agreement after such prepayments.

         It is the intention of the Bank and the Borrower to conform strictly to any applicable usury laws. Accordingly, the terms of the Credit Agreement relating to the prevention of usury will be strictly followed.

         THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the date first above written.


                                              TYLER TECHNOLOGIES, INC.



                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                                                       Exhibit E


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

                                     [date]


         Reference is made to the Credit Agreement dated as of October 1, 1999 (as the same may be modified from time to time, the "Credit Agreement"), among Tyler Technologies, Inc. (the "Borrower"), certain financial institutions which are or may become parties thereto, as Banks, Bank of America, N.A., as Agent for the Banks, Chase Bank of Texas, N.A., as the Syndication Agent, Bank One, Texas, N.A. as Documentation Agent, and Banc of America Securities LLC, as Lead Arranger and Book Manager, the defined terms of which are used herein unless otherwise defined herein.

         Pursuant to the terms of the Credit Agreement, [        ] ("Assignor"),
wishes to assign and delegate to [         ] ("Assignee"), [        ]%(1) of its
rights and obligations under the Credit Agreement. Therefore, Assignor, Assignee, and the Agent agree as follows:

                  i. The Assignor hereby sells and assigns and delegates to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and without representation or warranty except for the representations and warranties specifically set forth in clauses (i),
(ii), and (iii) of this Assignment and Acceptance, a [        ]% interest in and
to all of the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents as of the Effective Date (as defined below), including such percentage interest in the Assignor's Revolving Loan Commitment, the Revolving Loan Advances owing to the Assignor, the Assignor's ratable participation interest in the Letters of Credit, and the Revolving Loan Note[s] held by the Assignor.

                  ii. The Assignor (i) represents and warrants that, prior to executing this Assignment and Acceptance, its Revolving Loan Commitment is
$[         ], the aggregate outstanding principal amount of Revolving Loan
Advances owed by the Borrower to the Assignor is $[        ], and its ratable
share of the Letter of Credit Exposure is $[ ]; (ii) represents and warrants that it is the legal and beneficial owner of the interest being


----------------------
     (1) Specify percentage to 4 decimal points.

assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Credit Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; and (v) attaches the Revolving Loan Note[s] referred to in Section 1 above and requests that the Agent exchange such Revolving Loan
Note[s] for a new Revolving Loan Note dated [        ] made by [        ], in
the principal amount of $[         ] payable to the order of the Assignee [, and
a new Revolving Loan Note dated [        ], in the principal amount of
$[        ] payable to the order of Assignor].

                  iii. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the Financial Statements referred to in Section 4.7 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Credit Document; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and any other Credit Document as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform all of the obligations which by the terms of the Credit Agreement or any other Credit Document are required to be performed by it as a Bank; (v) specifies as its Applicable Lending Office and address for notices the offices set forth beneath its name on the signature pages hereof; (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Revolving Loan Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty2, and (vii) represents that it is an Eligible Assignee.

                  iv. The effective date for this Assignment and Acceptance
shall be [           ] ("Effective Date")3, and following the execution of this
Assignment and Acceptance, the Agent will record it in the register.

-----------------
     (2) If the Assignee is organized under the laws of a jurisdiction outside the United States.

     (3) See Section 8.5. Such date shall be at least three Business Days after the execution of this Assignment and Acceptance.

                  v. Upon such recording, and as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement for all purposes, and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than rights against the Borrowers pursuant to Section 8.1 and 8.2 of the Credit Agreement, which shall survive this Assignment and Acceptance) and be released from its obligations (other than obligations to the Agent pursuant to Section
7.5 and 7.6 of the Credit Agreement, which shall survive this Assignment and Acceptance) under the Credit Agreement.

                  vi. Upon such recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Loan Notes in respect of the interest assigned hereby (including all payments of principal, interest, and fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments for amounts earned under the Credit Agreement and the Revolving Loan Notes for periods prior to the Effective Date directly between themselves.

                  vii. This Assignment and Acceptance shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

         The parties hereto have caused this Assignment and Acceptance to be duly executed as of the date first above written.

                                           ASSIGNOR:

                                           [ASSIGNOR]



                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                     ASSIGNEE:

                                     [ASSIGNEE]



                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                     Notice Address:

                                     Address:
                                             -----------------------------------

                                     -------------------------------------------

                                     -------------------------------------------

                                     Attention:
                                               ---------------------------------
                                     Telephone:
                                               ---------------------------------
                                     Telecopy:
                                              ----------------------------------

                                     Applicable Lending Office:


                                     Address:
                                             -----------------------------------

                                     -------------------------------------------

                                     -------------------------------------------

                                     Attention:
                                               ---------------------------------
                                     Telephone:
                                               ---------------------------------
                                     Telecopy:
                                              ----------------------------------


                                     AGENT:

                                     BANK OF AMERICA, N.A.,
                                          as Agent



                                     By:
                                        ----------------------------------------
                                           William T. Griffin, Jr.
                                           Senior Vice President

[ACKNOWLEDGED
this       day of                  ,     .
     -----        -----------------  ----

BORROWER:

TYLER CORPORATION



By:
   ----------------------------------
Name:
   ----------------------------------
Title:                               ](4)
   ----------------------------------


---------------
     (4) The Borrower's acknowledgement of this Assignment and Acceptance is not required.

                                                                       Exhibit G


                                     FORM OF
                         ACQUISITION EBITDA CERTIFICATE

                                     [date]
Tyler Technologies, Inc.


                                                      Quarter         Quarter         Quarter         Quarter        12 Months
                                                       Ended           Ended           Ended           Ended           Ended

                                                     ---------       ---------       ---------       ---------       ---------

Consolidated Debt of Borrower (a)
                                                                                                                     =========

Consolidated historical EBITDA
                                                     ---------       ---------       ---------       ---------       ---------

Add Proforma EBITDA of Acquisitions:

------------------------------------------           ---------       ---------       ---------       ---------       ---------

------------------------------------------           ---------       ---------       ---------       ---------       ---------

------------------------------------------           ---------       ---------       ---------       ---------       ---------

(b) Proforma Consolidated EBITDA
                                                     =========       =========       =========       =========       =========

Debt Ratio: (a) / (b)
                                                                                                                     =========

Maximum permitted Debt Ratio
         prior to June 30, 2000                                    3.00 to 1.00
         from June 30, 2000 to but excluding
         December 31, 2000                                         2.75 to 1.00
         from December 31, 2000 and thereafter                     2.50 to 1.00


                                       1